                                               Filed pursuant to Rule 424(b)(5)
                                                     Registration No. 333-21707


PROSPECTUS SUPPLEMENT (To prospectus dated September 17, 1997)

$349,390,000

Chevy Chase Auto Receivables Trust 2000-1

[Chevy Chase Bank, F.S.B. Logo]
Seller and Servicer

                      The trust will issue -

 Consider             .  Six classes of notes that are offered by this
 carefully the           prospectus supplement; and
 risk factors
 beginning on         .  Subordinate interests in the trust that are not
 page S-6 of this        offered by this prospectus supplement but serve as
 prospectus              credit support to the notes offered by this
 supplement and          prospectus supplement. These subordinate interests
 page 12 of the          will initially be issued to the bank.
 prospectus.
                      The notes -
 The notes
 represent asset-     .  Are backed by a pledge of assets of the trust. The
 backed debt             assets of the trust securing the notes will include a
 secured solely          pool of "prime" quality auto loans secured by new and
 by the auto loan        used automobiles, light duty trucks and vans;
 pool held by the
 trust. The notes     .  Receive monthly distributions on the 15th day of each
 are not                 month, or if not a business day, then on the next
 interests in or         business day, beginning on July 17, 2000; and
 obligations of
 any other
 person.               .  Currently have no trading market.

                       Credit enhancement for the notes will consist of -
 No governmental
 agency or            .  A reserve account that can be used to pay shortfalls
 instrumentality         in payments on the notes; and
 has insured or
 guaranteed the       .  Overcollateralization resulting from the excess of
 notes or the            the principal amount of the auto loans over the
 underlying auto         aggregate principal amount of the notes.
 loans.


                     Issuance   Interest  Final Scheduled  Initial Public  Underwriting    Proceeds
                      Amount      Rate     Payment Date    Offering Price    Discount   to the Bank(1)
-------------------------------------------------------------------------------------------------------
  Class A-1 Notes  $ 79,000,000  6.87%   July 12, 2001        100.0000000%      0.155%      99.8450000%
-------------------------------------------------------------------------------------------------------
  Class A-2 Notes  $ 70,000,000  7.25%   December 15, 2002     99.9913168%      0.175%      99.8163168%
-------------------------------------------------------------------------------------------------------
  Class A-3 Notes  $111,000,000  7.39%   June 15, 2004         99.9854541%      0.215%      99.7704541%
-------------------------------------------------------------------------------------------------------
  Class A-4 Notes  $ 73,508,000  7.47%   July 15, 2005         99.9952377%      0.265%      99.7302377%
-------------------------------------------------------------------------------------------------------
  Class B Notes     $ 7,059,000  7.76%   November 15, 2005     99.9747781%      0.400%      99.5747781%
-------------------------------------------------------------------------------------------------------
  Class C Notes     $ 8,823,000  8.15%   December 15, 2006     99.9855679%      0.500%      99.4855679%
-------------------------------------------------------------------------------------------------------
  Total            $349,390,000                            $349,361,221.38 $750,747.20  $348,610,474.18

(1) Before expenses, estimated to be $615,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

                             Class A Underwriters

Salomon Smith Barney
                        Deutsche Banc Alex. Brown
                                                         J.P. Morgan & Co.

                        Class B and Class C Underwriter

                             Salomon Smith Barney

            The date of this prospectus supplement is June 13, 2000

                      Where You Can Find More Information

          Federal securities law requires the filing of information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect these reports, proxy statements and other information at the following regional offices of the SEC:



New York Regional Office           Chicago Regional Office
Seven World Trade Center           Citicorp Center
Suite 1300                         500 West Madison Street, Suite 1400
New York, New York 10048           Chicago, Illinois 60661

          All reports we file on behalf of the trust with the SEC after the date of this prospectus supplement but before the offering of the notes ends are considered to be part of this prospectus supplement. Information contained in those reports updates the information in this prospectus supplement. We will provide you with copies of these reports, at no cost, if you write to: Chevy Chase Bank, F.S.B., 8401 Connecticut Avenue, 6th Floor, Chevy Chase, Maryland 20815, telephone (301) 986-7000.

          Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

          This prospectus supplement supplements a prospectus that is part of a registration statement filed by the bank with the SEC (Registration No. 333-21707).

          You should rely only on the information provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or in the prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement.

          We include cross-references in this prospectus supplement to captions in these materials where you can find further discussions. The following table of contents provides the pages on which these captions are located.

          In this prospectus, the terms "we", "us" and "our" refer to Chevy Chase Bank, F.S.B.

                               TABLE OF CONTENTS


Where You Can Find More Information.....  ii       DESCRIPTION OF SALE AND SERVICING         27
SUMMARY.................................   1        AGREEMENT..............................
 The Trust..............................   1          Conveyance of Auto Loans.............  27
 The Seller / Servicer..................   1          Servicing Procedures.................  28
 Cut-Off Date...........................   1          Servicer's Certificate...............  28
 Closing Date...........................   1          Review by Independent Certified        29
 Payment Dates..........................   1           Public Accountants..................
 Description of the Notes...............   1          Servicer Default; Waiver of Past       29
   General..............................   1           Defaults............................
   The Notes............................   1          Servicing Compensation, Payment of     30
   Flow of Funds........................   2           Expenses and Trustees' Fees.........
   Interest.............................   2          Mandatory Repurchase of Auto Loans...  30
   Principal............................   3       DESCRIPTION OF THE NOTES................  31
   Optional Redemption..................   3          General..............................  31
 The Trust Assets.......................   3          Distributions to the Noteholders of    32
   General..............................   3           the Subordinate Notes...............
   The Auto Loans.......................   3          Payment Dates........................  32
   Characteristics of the Auto Loans....   4          Accounts.............................  32
   Reserve Account......................   4          Delivery of the Servicer's             32
   Subordination........................   4           Certificate.........................
   Overcollateralization................   4          Flow of Funds........................  33
 Servicing..............................   5          Interest Payments....................  34
 Federal Income Tax Consequences........   5          Credit Enhancement...................  35
 ERISA Considerations...................   5          Overcollateralization................  36
 Ratings................................   5          Withholding..........................  36
 Legal Investment Considerations........   5          Reports to Noteholders...............  37
RISK FACTORS............................   6          Optional Termination.................  37
THE TRUST...............................   7          Events of Default....................  38
   General..............................   7          Rights upon an Event of Default......  38
   The Owner Trustee....................   8       MATERIAL FEDERAL INCOME TAX CONSEQUENCES  40
   The Indenture Trustee................   8          Tax Characterization of the Trust....  40
USE OF PROCEEDS.........................   8          Tax Consequences to Holders of the     40
THE 2000-1 TRUST PROPERTY...............   8           Notes...............................
   General..............................   8          State and Local Tax Considerations...  46
PREPAYMENT AND YIELD CONSIDERATIONS.....   9       ERISA CONSIDERATIONS....................  46
THE POOL OF AUTO LOANS..................  18       RATINGS.................................  48
   General..............................  18       UNDERWRITING............................  48
   Underwriting Procedures..............  18       LEGAL MATTERS...........................  52
   Selection Criteria...................  19       REPORT OF INDEPENDENT ACCOUNTANTS.......  53
   Composition of the Auto Loans as of    20
    the Cut-Off Date....................
THE BANK................................  24
   General..............................  24
   Litigation...........................  24
   Delinquency and Default Experience...  24

                                    SUMMARY

 . This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

 . This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

The Trust

Chevy Chase Auto Receivables Trust 2000-1, or the trust, is a Delaware business trust. The trust will issue the notes and be liable for the payment of interest and principal on the notes.

The trust's principal assets will be a pool of auto loans and cash held in certain accounts.

The Seller / Servicer

Chevy Chase Bank, F.S.B, or the bank, a federally chartered stock savings bank, will sell the auto loans to the trust and will act as servicer of the auto loans.

Cut-Off Date

The opening of business on June 1, 2000.

Closing Date

On or about June 21, 2000.

Payment Dates

The 15th day of each month, if the 15th is a business day. If the 15th day is not a business day, the payment date will be the following day that is a business day. The first payment date will be July 17, 2000.

Description of the Notes

General

The trust will issue six classes of its asset backed notes. The notes are designated as the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are the Class A Notes. The Class B Notes and the Class C Notes are the Subordinate Notes.

The notes will be secured solely by a pledge of the assets of the trust.

The trust will also issue a trust certificate. The trust certificate represents the ownership of the trust. Payments on the trust certificate are subordinate to payments on the notes. The trust certificate does not have a principal balance and is not offered to the public.

The Notes

Each class of notes will have the initial principal amount, interest rate and final scheduled payment date for that class listed on the cover page of this prospectus supplement.

The notes will be issued initially in book-entry form only and will be issued in minimum denominations of $1,000 and multiples of $1. You may hold your notes through DTC in the United States or Clearstream, Luxembourg, or the Euroclear System in Europe.

Flow of Funds

On each payment date, the trustee will apply the trust's available funds as follows:

 .  first, to pay the monthly servicing fee;

 .  second, to pay the trustees' fees;

 .  third, to pay interest on the Class A Notes,

 . fourth, to fund a payment of principal, to the extent as may be necessary to reduce the Class A Note principal balance to the pool balance; i.e., to maintain parity between the Class A Note principal balance and the pool balance, which amount will be paid out as described below under "Principal",

 .  fifth, to pay interest on the Class B Notes,

 . sixth, to fund a payment of principal, to the extent as may be necessary to reduce the combined Class A and Class B Note principal balance to the pool balance i.e., to maintain parity between the combined Class A and Class B Note balance and the pool balance, which amount will be paid out as described below under "Principal",

 .  seventh, to pay interest on the Class C Notes,

 . eighth, to fund a payment of principal, to the extent as may be necessary to reduce the combined Class A, Class B, and Class C Note principal balance to the pool balance, i.e., to maintain parity between the aggregate note principal balance and the pool balance, which amount will be paid out as described below under "Principal",

 . ninth, to fund a payment of principal in an amount generally equal to the decrease in the pool balance during the prior month, reduced by the amount of any principal allocated as provided above, and further reduced by the amount of any excess level of overcollateralization, which amount will be paid out as described below under "Principal",

 . tenth, to fund a payment of principal, to the extent as may be necessary to reduce to zero the principal balance of any class which remains outstanding on or after its final scheduled payment date, which amount will be paid out as described below under "Principal",

 . eleventh, to deposit into the reserve account an amount up to the reserve account required amount,

 . twelfth, to fund using excess cashflow, as well as excess amounts released from the reserve account, an additional payment of principal, to the extent as may be necessary to increase the overcollateralization to its required target level, which amount will be paid out as described below under "Principal", and

 . thirteenth, to pay the remainder, if any, to the holder of the trust certificate.

Interest

On each payment date, the noteholders of each class will receive interest that accrued from the preceding payment date, payable at the interest rate for that class. In the case of the first payment date, interest will accrue from the closing date. The interest rate for each class is listed on the cover page of this prospectus supplement. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the accrual period.

Interest on all other classes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Interest amounts paid to the holders of the Class A Notes will be shared by the holders of the Class A-1, the Class A-2, the Class A-3 and the Class A-4 Notes in proportion to the interest due on each class.

Principal

On each payment date, all amounts allocated to the payment of principal as described in "Flow of Funds" above will be aggregated and will be paid out in the following order of priority:

 .  first, to the Class A-1 Noteholders until they are paid in full,

 .  second, to the Class A-2 Noteholders until they are paid in full,

 .  third, to the Class A-3 Noteholders until they are paid in full,

 .  fourth, to the Class A-4 Noteholders until they are paid in full,

 .  fifth, to the Class B Noteholders until they are paid in full, and

 .  sixth, to the Class C Noteholders until they are paid in full.

If an event of default occurs, the Class A Notes then outstanding will receive principal payments pro rata, although the Class A Notes as a group will still be entitled to payment in full before any principal is paid on the Class B Notes or the Class C Notes.

Optional Redemption

On any payment date when the outstanding principal balance of the notes is less than or equal to 5% of the original principal balance of the notes, the bank may purchase the auto loans from the trust. This will result in the redemption of the notes. If a redemption occurs, you will receive a final distribution equaling the entire unpaid principal balance of the notes plus any accrued and unpaid interest.

The Trust Assets

General

The trust's assets will principally include:

 . a pool of auto loans, which are secured by new and used automobiles, light duty trucks and vans;

 .  collections on the auto loans received on or after June 1, 2000;

 . an assignment of the security interests in the vehicles securing the auto loan pool; and

 .  amounts held in the reserve account.

The Auto Loans

The auto loans consist of simple interest retail installment sales contracts between dealers and retail purchasers and installment loans which are secured by new and used automobiles, light duty trucks and vans financed by means of the auto loan. Each obligor's obligation under its auto loan is a full recourse obligation. The auto loans contain provisions which unconditionally require the obligor to make all payments under the related auto loan.

On the closing date, the bank will sell the auto loans to the trust.

On the closing date the trust will pledge the auto loans to the indenture trustee as collateral for the notes. Payments on the notes will be made from payments on the pledged auto loans, withdrawals from the reserve account and payments received under applicable insurance policies.

Characteristics of the Auto Loans

The statistical information presented in this prospectus supplement is based on the auto loans as of the cut-off date.

The auto loans will consist of "prime" quality auto loans secured by new and used automobiles, light duty trucks and vans which were purchased from automobile dealers under the bank's financing program.

As of the cut-off date, the auto loans have:

 .  an aggregate principal balance of $352,919,264.22;

 .  a weighted average annual percentage rate  of approximately 10.53%;

 .  a weighted average original maturity of approximately 61.66 months;

 .  a weighted average remaining maturity of approximately 59.88  months; and

 .  a remaining term of not more than 72 months and not less than 12 months.

Reserve Account

On the closing date, the amount in the reserve account will be $2,646,894.48 which is 0.75% of the original pool balance, and which is the full required funding of the reserve account. The amount on deposit in the reserve account is required to be maintained at this level for so long as the notes are outstanding, except that the amount on deposit need never be greater than the aggregate outstanding note principal balance.

Amounts in the reserve account will be available:

 .  to pay interest on the notes,

 . to pay the principal balance of a class of notes to zero on that class's final scheduled payment date, and

 . to pay principal on the notes to the extent necessary to reduce the then outstanding principal balance of the notes to the then outstanding pool balance i.e., to maintain parity between the aggregate note balance and the pool balance.

Subordination

Payments on the Subordinate Notes are subordinated to payments on the Class A Notes. This subordination of distributions on the Subordinate Notes is intended to increase the likelihood that the trust will not default in making payments due on the Class A Notes.

Payments on the Class C Notes are subordinated to payments on the Class A Notes and Class B Notes. This subordination of payments on the Class C Notes is intended to increase the likelihood that the trust will not default in making payments due on the Class A Notes and the Class B Notes.

Overcollateralization

On the closing date, the original pool balance will exceed the initial principal amount of the notes of all classes by approximately $3,529,264.22, which is approximately 1.0% of the original pool balance. This excess represents overcollateralization. The level of overcollateralization is required to increase to, and thereafter be maintained at, a target level equal to the greater of (1) 4.00% of the then-current pool balance, less the amount then on deposit in the reserve account and (2) the aggregate principal balance of the auto loans that are delinquent 90 days or more, including repossessions, and that have not been charged off, less the amount in the reserve account. The level of overcollateralization is increased and maintained through the application of excess cashflow available to the trust, primarily in the form of the excess of interest collections on the auto loan pool over the interest paid out on the notes, as additional principal paid on the notes. In general, the target amount of overcollateralization will decrease as the pool balance decreases. However, the required amount of overcollateralization on any payment date will never be less than 0.50% of the original pool balance. The overcollateralization will be available to absorb losses on the auto loan pool.

Servicing

The bank will be the servicer of the auto loans and will be responsible for servicing, managing and making collections on, and otherwise enforcing, the auto loans.

Federal Income Tax Consequences

For federal income tax purposes:

 .    Dewey Ballantine LLP, tax counsel to the trust and counsel to the underwriters, is of the opinion that the notes will be treated as debt and the trust will not be treated as an association or publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the notes as debt.

 .    Interest on the notes will be taxable as ordinary income when received by a holder on the cash method of accounting and when accrued by a holder on the accrual method of accounting.

 .    Dewey Ballantine LLP has prepared the discussion under "Material Federal
     Income Tax Consequences" in this prospectus supplement and "Certain Tax Considerations" in the prospectus and is of the opinion that the discussion accurately states all material federal income tax consequences of the purchase, ownership and disposition of the notes to their original purchaser.

ERISA Considerations

Subject to the important considerations described under "ERISA Considerations" in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase notes. You should consult with your counsel regarding the applicability of the provisions of the Employee Retirement Income Security Act of 1974, as amended, before purchasing a note.

Ratings

 .    The trust will not issue the notes unless they have been assigned the ratings stated below.

 .    You should know that the ratings could be lowered, qualified or withdrawn by the rating agencies.

Class               Ratings
------  --------------------------------
          S&P      Moody's   Fitch IBCA
        --------  ---------  -----------
A-1       A-1+    Prime -1       F1+
A-2       AAA        Aaa         AAA
A-3       AAA        Aaa         AAA
A-4       AAA        Aaa         AAA
 B         A         A2           A
 C        BBB+      Baa2        BBB+

Legal Investment Considerations

The Class A-1 Notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act.

                                  RISK FACTORS

          In addition to those factors described under "Risk Factors" in the prospectus, you should consider, among other things, the following factors in connection with the purchase of the notes:

          An investment in the notes may be an illiquid investment. There currently is no secondary market for the notes, and there is no assurance that one will develop or, if one does develop, that it will continue until the notes are paid in full. The underwriters intend to make a market in the notes but have no obligation to do so.

          The rate at which the notes will amortize cannot be predicted. All of the auto loans are prepayable at any time without penalty. The rate of prepayments on the auto loans may be influenced by a variety of economic, social and other factors. Under certain circumstances, the bank will be obligated to purchase auto loans as a result of breaches of certain representations and covenants in the transaction documents. The bank also has the right, subject to certain conditions, to purchase the auto loans when the total principal balance of the notes is 5% or less of the total principal balance of the notes as of the date they are issued. Any reinvestment risks resulting from a faster or slower incidence of prepayments and/or purchases of auto loans will be borne entirely by the noteholders.

          The Subordinate Notes are subordinated notes, and the risk of loss or delay in distributions is greater than on the Class A Notes.

          Payments on the Subordinate Notes will be subordinated in priority of payment to interest and principal due on the Class A Notes. Consequently, the holders of Subordinate Notes will not receive any payments of interest on a payment date unless the full amount of interest due on the Class A Notes on that payment date as well as an amount of principal to maintain parity between the Class A Note principal balance and the pool balance has been paid. No principal will be paid on the Subordinate Notes until the entire principal balance of all Class A Notes has been paid in full. This subordination has the effect of increasing the likelihood of payment on the Class A Notes and therefore decreasing the likelihood of payment on the Subordinate Notes.

          The holders of the Subordinate Notes are restricted in their rights to accelerate the notes.

          The most senior class outstanding at any time will have the right under most circumstances to accelerate the notes or waive an event of default, as well as to direct remedies following an event of default.

          Geographic concentrations of receivables may result in higher losses if particular regions experience downturns. As of the cut-off date, based upon billing address information provided to the bank, the obligors resided in 43 states and the District of Columbia. Five of these states, Texas, Georgia, Virginia, Maryland and North Carolina account for 44.50%, 17.41%, 11.86%, 8.55% and 6.83%, respectively, of the aggregate principal balance of the receivables in the trust. Adverse economic conditions in these states could adversely affect the delinquency, loan loss or repossession experience with respect to the auto loans. Changes in these factors may also affect the rate of principal payments on the auto loans.

          Failure to obtain a perfected security interest in the vehicles in all states may lead to a reduction in distributions of principal and interest. The bank or its agent will hold the auto loans and the certificates of title or ownership relating to the vehicles as custodian for the indenture trustee. However, the auto loans will not be marked or stamped to indicate that they have been sold to the trust, and the certificates of title or ownership for the vehicles will not be endorsed or otherwise amended to identify the trust as the new secured party. Under such circumstances and in certain jurisdictions, the trust's interest in the auto loans and the vehicles may be defeated. See "Certain Legal Aspects of the Receivables" in the accompanying prospectus.

          If the protection provided to the noteholders by the overcollateralization and the reserve account is insufficient to pay principal and interest on the notes, the noteholders would have to look principally to the obligors on the auto loans and to the proceeds from the repossession and sale of vehicles which secure the auto loans. In that event, certain factors, such as the indenture trustee's failure to have perfected security interests in the vehicles in all states, may affect the trust's ability to repossess and sell the vehicles securing the auto loans, and thus may reduce the proceeds to be distributed to noteholders. See "Description of the Notes--Flow of Funds" in this prospectus supplement, as well as "Certain Legal Aspects of the Receivables" in the accompanying prospectus.

                                   THE TRUST

          The following information supplements and, to the extent more specific, supersedes the information contained in the accompanying prospectus.

General

          Chevy Chase Auto Receivables Trust 2000-1, or the trust will be a Delaware business trust formed under the laws of the State of Delaware under a trust agreement, dated as of June 1, 2000 between the bank and the owner trustee for the purpose of engaging in the transactions described in this prospectus supplement. The trust will only engage in the following activities:

 . acquiring, holding and managing the auto loans and the other assets of the trust,

 .  issuing the notes,

 .  making payments on the notes, and

 .  engaging in other activities in connection with the notes.

          The trust's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company as owner trustee, at the same address as the owner trustee.

          The trust will not acquire any assets other than the trust property, and it is not anticipated that the trust will have any need for additional capital resources. The financial statements of the trust, which were prepared prior to sale of the auto loans to the trust and the issuance of the notes, are included in this prospectus supplement beginning on page S-53. No historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the trust have been included because the trust will have had no operating history upon its establishment and will not have engaged in any business other than acquiring and holding the trust property, issuing the notes and distributing payments on the notes.

The Owner Trustee

          Wilmington Trust Company will be the owner trustee under the trust agreement. It is a Delaware banking corporation and its principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee as stated in the trust agreement and the sale and servicing agreement, to be dated as of June 1, 2000, among the trust, the seller, the servicer and the indenture trustee.

The Indenture Trustee

          U.S. Bank National Association will be the indenture trustee under an indenture, dated as of June 1, 2000, among the trust and U.S. Bank National Association, as indenture trustee. U.S. Bank National Association is a national banking association, the principal offices of which are located at 180 East 5th Street, St. Paul, Minnesota 55101.

                                USE OF PROCEEDS

          The net proceeds received by the trust from the sale of the notes will be used to pay the bank the cash portion of the purchase price for the auto loans and to fund the initial deposit to be made to the reserve account.

                           THE 2000-1 TRUST PROPERTY

General

          The trust assets consist of the following:

 .  the auto loans;

 . all monies, including accrued interest, due or received on the auto loans on or after the cut-off date of June 1, 2000;

 . all amounts and property from time to time held in or credited to the collection account, the reserve account and the note account;

 . all of the seller's security interests in new and used automobiles, light duty trucks and vans, or the financed vehicles;

 . all of the seller's rights to proceeds from claims on physical damage, theft, vendor's single interest, credit life, disability or hospitalization insurance policies, if any, covering financed vehicles or obligors, as the case may be, to the extent that such insurance policies relate to the auto loans;

 .  any proceeds from the sale of repossessed financed vehicles;

 .  all of the bank's right to all documents contained in the auto loan files;

 . all property, including the right to receive future liquidation proceeds, that secures an auto loan and that shall have been acquired by or on behalf of the indenture trustee; and

 .  all proceeds of the foregoing.

          The indenture does not permit the trust to acquire any additional assets.

                      PREPAYMENT AND YIELD CONSIDERATIONS

          The rate of principal payments on each class of notes will be directly related to the rate of principal payments on the underlying auto loans. If any class of notes is purchased at a price other than at par, the yield to maturity on such class also will be affected by the rate of principal payments. The principal collections on the auto loans may be in the form of scheduled principal payments, prepayments or liquidations due to default, casualty and the like. Any principal collections other than scheduled principal payments, will result in distributions to the noteholders of amounts which would otherwise have been distributed over the remaining term of the auto loans. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions.

          The effective yield to the holders of a class of notes will depend upon, among other things, the price at which such notes are purchased, the amount of principal, including both scheduled and nonscheduled payments thereof, which is paid to the noteholders and the rate at which such principal is paid.

          On each payment date, the indenture trustee will pay the noteholders of each class interest that accrued from the preceding payment date, payable at the interest rate for that class. In the case of the first payment date, monthly interest will accrue from the closing date at the applicable note rate on the original note principal balance for each class of the notes. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the accrual period. Interest on all other classes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The original note principal balance for each class is:

          Class A-1 Notes:                      $ 79,000,000
          Class A-2 Notes:                      $ 70,000,000
          Class A-3 Notes:                      $111,000,000
          Class A-4 Notes:                      $ 73,508,000
          Class B Notes:                        $  7,059,000, and
          Class C Notes:                        $  8,823,000

          Prepayments on auto loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the absolute prepayment model, or ABS, represents an assumed rate of prepayment each month relative to the original number of auto loans in a pool. ABS further assumes that all the auto loans are the same size and amortize at the same rate and that each auto loan in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of auto loans originally containing 10,000 auto loans, a 1% ABS rate means that 100 auto loans prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of auto loans.

          The tables captioned "Percent of Initial Note Principal Balance at Various ABS Percentages", also called the ABS Tables, have been prepared on the basis of the following assumptions:

 . the auto loans prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

 . each scheduled monthly payment on the auto loans is made on the last day of each month and each month has 30 days;

 .  the initial principal amount of the notes is as stated on the cover page;

 . interest on the notes accrues during each interest period at the following assumed coupon rates: Class A-1, 6.87%; Class A-2, 7.25%; Class A-3, 7.39%; Class A-4, 7.47%; Class B, 7.76%; and Class C, 8.15%;

 . payments on the notes are made on the 15th day of each month whether or not a business day;

 .  the notes are purchased on the closing date;

 . the overcollateralization is initially 1.0% of the pool balance, building to 4.00% of the amortizing pool balance, minus the amount then on deposit in the reserve account; however, the required amount of overcollateralization on any payment date will never be less than 0.50% of the original pool balance;

 . the scheduled monthly payment for each auto loan has been calculated on the basis of the assumed characteristics presented in the table below, and each auto loan will amortize in amounts sufficient to repay the principal balance of the auto loans by its indicated remaining term to maturity; and

 .  the seller or the servicer exercises its clean-up call redemption.

          The ABS Tables also assume that (1) the auto loans have been aggregated into hypothetical pools with all of the auto loans within each pool having the following characteristics, and (2) that the level of scheduled monthly payment for each of the pools, which is based on its aggregate principal balance, gross APR, original number of scheduled payments and remaining number of scheduled payments as of the cut-off date, will be calculated so that each pool will be fully amortized by the end of its remaining term to maturity.


                                                 Remaining
                                                   Term
                  Aggregate                     to Maturity          Seasoning
 Pool         Principal Balance        APR      (in Months)         (in Months)
------      ---------------------    -------   ------------        -------------

1             $   7,950,545.78        9.00%         32                   2
2                24,967,350.21       10.39%         46                   2
3               211,871,041.21       10.45%         58                   2
4                31,087,230.75       10.64%         64                   2
5                77,043,096.27       10.89%         70                   2
            ---------------------    -------   ------------        -------------
Total          $352,919,264.22       10.53%         60                   2
            ---------------------    -------   ------------        -------------
            ---------------------    -------   ------------        -------------



          The ABS Tables indicate, based on the assumptions described above, the percentages of the initial principal amount of the notes that would be outstanding after each of the payment dates shown at various percentages of ABS and the corresponding weighted average lives of the notes. The weighted average life of a note is determined by (1) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the notes to the payment date, (2) adding the results and (3) dividing the sum by the initial principal amount of the notes of that class. The actual characteristics and performance of the auto loans will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the auto loans will prepay at a constant level of ABS until maturity or that all of the auto loans will prepay at the same level of ABS. Moreover, the diverse terms of auto loans could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the auto loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the auto loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of the notes. The percentages in the ABS Tables have been rounded to the nearest whole number.

                  Percentage of Initial Note Principal Balance
                           at Various ABS Percentages


                           Class A -1 Notes
------------------------------------------------------------------------
Payment Date                           0.5%   1.0%   1.5%   2.0%   2.5%
------------                          ------ ------ ------ ------ ------


June 2000                              100    100    100    100    100
July 2000                               90     88     86     84     81
August 2000                             82     77     73     68     63
September 2000                          73     66     59     52     45
October 2000                            64     55     46     37     28
November 2000                           55     44     33     22     11
December 2000                           46     33     21      7      0
January 2001                            37     23      8      0      0
February 2001                           28     12      0      0      0
March 2001                              20      3      0      0      0
April 2001                              13      0      0      0      0
May 2001                                 5      0      0      0      0
June 2001                                0      0      0      0      0
Average Life (years)
   To 5% Call.......................  0.49   0.40   0.34   0.29   0.26
   To Maturity......................  0.49   0.40   0.34   0.29   0.26


                  Percentage of Initial Note Principal Balance
                           at Various ABS Percentages


                          Class A -2 Notes
---------------------------------------------------------------------
Payment Date                        0.5%   1.0%   1.5%   2.0%   2.5%
------------                       ------ ------ ------ ------ ------


June 2000                           100    100    100    100    100
July 2000                           100    100    100    100    100
August 2000                         100    100    100    100    100
September 2000                      100    100    100    100    100
October 2000                        100    100    100    100    100
November 2000                       100    100    100    100    100
December 2000                       100    100    100    100     93
January 2001                        100    100    100     92     75
February 2001                       100    100     96     77     58
March 2001                          100    100     83     63     42
April 2001                          100     93     71     48     25
May 2001                            100     82     58     34      9
June 2001                            97     72     46     20      0
July 2001                            88     62     34      7      0
August 2001                          80     51     23      0      0
September 2001                       71     41     11      0      0
October 2001                         62     31      0      0      0
November 2001                        54     22      0      0      0
December 2001                        45     12      0      0      0
January 2002                         37      2      0      0      0
February 2002                        28      0      0      0      0
March 2002                           20      0      0      0      0
April 2002                           11      0      0      0      0
May 2002                              3      0      0      0      0
June 2002                             0      0      0      0      0
Average Life (years)
   To 5% Call....................  1.48   1.21   1.00   0.85   0.74
   To Maturity...................  1.48   1.21   1.00   0.85   0.74

                  Percentage of Initial Note Principal Balance
                           at Various ABS Percentages

                            Class A -3 Notes
------------------------------------------------------------------------
Payment Date                            0.5%   1.0%   1.5%   2.0%   2.5%
------------                          ------ ------ ------ ------ ------


June 2000                               100    100    100    100    100
July 2000                               100    100    100    100    100
August 2000                             100    100    100    100    100
September 2000                          100    100    100    100    100
October 2000                            100    100    100    100    100
November 2000                           100    100    100    100    100
December 2000                           100    100    100    100    100
January 2001                            100    100    100    100    100
February 2001                           100    100    100    100    100
March 2001                              100    100    100    100    100
April 2001                              100    100    100    100    100
May 2001                                100    100    100    100    100
June 2001                               100    100    100    100     96
July 2001                               100    100    100    100     86
August 2001                             100    100    100     96     77
September 2001                          100    100    100     88     68
October 2001                            100    100    100     80     59
November 2001                           100    100     93     72     50
December 2001                           100    100     86     64     41
January 2002                            100    100     79     56     33
February 2002                           100     95     72     49     25
March 2002                              100     89     66     42     17
April 2002                              100     83     59     35      9
May 2002                                100     78     53     28      2
June 2002                                96     72     47     21      0
July 2002                                91     66     41     15      0
August 2002                              86     60     35      8      0
September 2002                           80     55     29      2      0
October 2002                             75     49     23      0      0
November 2002                            70     44     17      0      0
December 2002                            65     39     12      0      0
January 2003                             59     33      6      0      0
February 2003                            54     28      1      0      0
March 2003                               49     23      0      0      0
April 2003                               44     18      0      0      0
May 2003                                 39     13      0      0      0
June 2003                                34      8      0      0      0
July 2003                                29      3      0      0      0
August 2003                              24      0      0      0      0
September 2003                           19      0      0      0      0
October 2003                             14      0      0      0      0
November 2003                             9      0      0      0      0
December 2003                             4      0      0      0      0
January 2004                              0      0      0      0      0
Average Life (years)
   To 5% Call........................  2.77   2.37   2.00   1.69   1.45
   To Maturity.......................  2.77   2.37   2.00   1.69   1.45

                  Percentage of Initial Note Principal Balance
                           at Various ABS Percentages


                            Class A -4 Notes
------------------------------------------------------------------------

Payment Date                             0.5%   1.0%   1.5%   2.0%   2.5%
------------                            ------ ------ ------ ------ ------


June 2000                                100    100    100    100    100
July 2000                                100    100    100    100    100
August 2000                              100    100    100    100    100
September 2000                           100    100    100    100    100
October 2000                             100    100    100    100    100
November 2000                            100    100    100    100    100
December 2000                            100    100    100    100    100
January 2001                             100    100    100    100    100
February 2001                            100    100    100    100    100
March 2001                               100    100    100    100    100
April 2001                               100    100    100    100    100
May 2001                                 100    100    100    100    100
June 2001                                100    100    100    100    100
July 2001                                100    100    100    100    100
August 2001                              100    100    100    100    100
September 2001                           100    100    100    100    100
October 2001                             100    100    100    100    100
November 2001                            100    100    100    100    100
December 2001                            100    100    100    100    100
January 2002                             100    100    100    100    100
February 2002                            100    100    100    100    100
March 2002                               100    100    100    100    100
April 2002                               100    100    100    100    100
May 2002                                 100    100    100    100    100
June 2002                                100    100    100    100     91
July 2002                                100    100    100    100     80
August 2002                              100    100    100    100     70
September 2002                           100    100    100    100     60
October 2002                             100    100    100     93     50
November 2002                            100    100    100     84     41
December 2002                            100    100    100     75     32
January 2003                             100    100    100     67     23
February 2003                            100    100    100     59     15
March 2003                               100    100     94     51      8
April 2003                               100    100     86     44      0
May 2003                                 100    100     79     37      0
June 2003                                100    100     72     30      0
July 2003                                100    100     65     24      0
August 2003                              100     98     58     18      0
September 2003                           100     91     52     12      0
October 2003                             100     84     46      6      0
November 2003                            100     77     40      1      0
December 2003                            100     70     34      0      0
January 2004                              99     64     28      0      0
February 2004                             91     57     23      0      0
March 2004                                83     51     18      0      0
April 2004                                76     45     14      0      0
May 2004                                  69     39      9      0      0
June 2004                                 62     34      5      0      0
July 2004                                 55     29      2      0      0
August 2004                               49     24      0      0      0
September 2004                            42     19      0      0      0
October 2004                              35     14      0      0      0
November 2004                             29      9      0      0      0
December 2004                             22      4      0      0      0
January 2005                              15      0      0      0      0
February 2005                              9      0      0      0      0
March 2005                                 2      0      0      0      0
April 2005                                 0      0      0      0      0
Average Life (years)
   To 5% Call.........................  4.18   3.82   3.34   2.82   2.37
   To Maturity........................  4.18   3.82   3.34   2.82   2.37

                  Percentage of Initial Note Principal Balance
                           at Various ABS Percentages

                            Class B Notes
----------------------------------------------------------------------
Payment Date                         0.5%   1.0%   1.5%   2.0%   2.5%
------------                        ------ ------ ------ ------ ------


June 2000                            100    100    100    100    100
July 2000                            100    100    100    100    100
August 2000                          100    100    100    100    100
September 2000                       100    100    100    100    100
October 2000                         100    100    100    100    100
November 2000                        100    100    100    100    100
December 2000                        100    100    100    100    100
January 2001                         100    100    100    100    100
February 2001                        100    100    100    100    100
March 2001                           100    100    100    100    100
April 2001                           100    100    100    100    100
May 2001                             100    100    100    100    100
June 2001                            100    100    100    100    100
July 2001                            100    100    100    100    100
August 2001                          100    100    100    100    100
September 2001                       100    100    100    100    100
October 2001                         100    100    100    100    100
November 2001                        100    100    100    100    100
December 2001                        100    100    100    100    100
January 2002                         100    100    100    100    100
February 2002                        100    100    100    100    100
March 2002                           100    100    100    100    100
April 2002                           100    100    100    100    100
May 2002                             100    100    100    100    100
June 2002                            100    100    100    100    100
July 2002                            100    100    100    100    100
August 2002                          100    100    100    100    100
September 2002                       100    100    100    100    100
October 2002                         100    100    100    100    100
November 2002                        100    100    100    100    100
December 2002                        100    100    100    100    100
January 2003                         100    100    100    100    100
February 2003                        100    100    100    100    100
March 2003                           100    100    100    100    100
April 2003                           100    100    100    100    100
May 2003                             100    100    100    100      0
June 2003                            100    100    100    100      0
July 2003                            100    100    100    100      0
August 2003                          100    100    100    100      0
September 2003                       100    100    100    100      0
October 2003                         100    100    100    100      0
November 2003                        100    100    100    100      0
December 2003                        100    100    100      0      0
January 2004                         100    100    100      0      0
February 2004                        100    100    100      0      0
March 2004                           100    100    100      0      0
April 2004                           100    100    100      0      0
May 2004                             100    100    100      0      0
June 2004                            100    100    100      0      0
July 2004                            100    100    100      0      0
August 2004                          100    100      0      0      0
September 2004                       100    100      0      0      0
October 2004                         100    100      0      0      0
November 2004                        100    100      0      0      0
December 2004                        100    100      0      0      0
January 2005                         100     99      0      0      0
February 2005                        100      0      0      0      0
March 2005                           100      0      0      0      0
April 2005                            56      0      0      0      0
May 2005                               0      0      0      0      0
Average Life (years)
   To 5% Call.....................  4.86   4.65   4.15   3.48   2.90
   To Maturity....................  4.91   4.70   4.27   3.55   2.93

                  Percentage of Initial Note Principal Balance
                           at Various ABS Percentages

                             Class C Notes
-------------------------------------------------------------------------
Payment Date                            0.5%   1.0%   1.5%   2.0%   2.5%
------------                           ------ ------ ------ ------ ------


June 2000                               100    100    100    100    100
July 2000                               100    100    100    100    100
August 2000                             100    100    100    100    100
September 2000                          100    100    100    100    100
October 2000                            100    100    100    100    100
November 2000                           100    100    100    100    100
December 2000                           100    100    100    100    100
January 2001                            100    100    100    100    100
February 2001                           100    100    100    100    100
March 2001                              100    100    100    100    100
April 2001                              100    100    100    100    100
May 2001                                100    100    100    100    100
June 2001                               100    100    100    100    100
July 2001                               100    100    100    100    100
August 2001                             100    100    100    100    100
September 2001                          100    100    100    100    100
October 2001                            100    100    100    100    100
November 2001                           100    100    100    100    100
December 2001                           100    100    100    100    100
January 2002                            100    100    100    100    100
February 2002                           100    100    100    100    100
March 2002                              100    100    100    100    100
April 2002                              100    100    100    100    100
May 2002                                100    100    100    100    100
June 2002                               100    100    100    100    100
July 2002                               100    100    100    100    100
August 2002                             100    100    100    100    100
September 2002                          100    100    100    100    100
October 2002                            100    100    100    100    100
November 2002                           100    100    100    100    100
December 2002                           100    100    100    100    100
January 2003                            100    100    100    100    100
February 2003                           100    100    100    100    100
March 2003                              100    100    100    100    100
April 2003                              100    100    100    100    100
May 2003                                100    100    100    100      0
June 2003                               100    100    100    100      0
July 2003                               100    100    100    100      0
August 2003                             100    100    100    100      0
September 2003                          100    100    100    100      0
October 2003                            100    100    100    100      0
November 2003                           100    100    100    100      0
December 2003                           100    100    100      0      0
January 2004                            100    100    100      0      0
February 2004                           100    100    100      0      0
March 2004                              100    100    100      0      0
April 2004                              100    100    100      0      0
May 2004                                100    100    100      0      0
June 2004                               100    100    100      0      0
July 2004                               100    100    100      0      0
August 2004                             100    100      0      0      0
September 2004                          100    100      0      0      0
October 2004                            100    100      0      0      0
November 2004                           100    100      0      0      0
December 2004                           100    100      0      0      0
January 2005                            100    100      0      0      0
February 2005                           100      0      0      0      0
March 2005                              100      0      0      0      0
April 2005                              100      0      0      0      0
May 2005                                  0      0      0      0      0
Average Life (years)
   To 5% Call........................  4.90   4.65   4.15   3.48   2.90
   To Maturity.......................  5.37   5.08   4.61   3.78   3.07

                             THE POOL OF AUTO LOANS

General

          The assets of the trust will primarily consist of the auto loans, which are secured by the financed vehicles.

          The auto loans in the pool were purchased or originated by the bank. You should note that the bank also acts as servicer for the auto loans under the sale and servicing agreement, and we refer to the bank in that capacity as the servicer.

          With respect to the auto loan pool as of the cut-off date:

      . 98.52% by aggregate principal balance were purchased by the bank from dealers in the ordinary course of business;

      . 1.48% by aggregate principal balance were originated directly by the bank at or through its deposit branches;

      . approximately 44.30% of the aggregate principal balance represents financing of new automobiles, light duty trucks and vans; and

      . approximately 55.70% of the aggregate principal balance represents financing of used automobiles, light duty trucks and vans.

Underwriting Procedures

          Each auto loan was originated or purchased by the bank and underwritten in accordance with the bank's established underwriting policies described below. The underwriting procedures of the bank are designed to provide a basis for assessing the obligor's ability and willingness to repay the loan.

          The bank requires each applicant to complete an application form providing various items of general demographic information, financial information, and employment history. In addition, specific information with respect to the motor vehicle to be financed is required as part of the application process. The bank then reviews the application and a credit bureau report is obtained. In conducting the assessment of the obligor, the bank considers such factors as the obligor's FICO score, the ratio of the proposed loan payment to income and the ratio of debt to income. The bank also evaluates the obligor's credit history through a review of a credit report compiled by a recognized consumer credit reporting bureau. The obligor's equity in the collateral and the terms of the loan are also important in the bank's analysis.

          For those applications that are approved, the bank then determines the amount and terms of the financing to be offered. The amount that the bank will advance against the motor vehicle ranges from 100% to 120% of the invoice for new vehicles and the NADA trade-in value for used vehicles plus, in each case, the dealer additions, based on the applicable FICO score of the obligor. Dealer additions are limited to 15% of the purchase price. The term for a loan is a function of the age of the motor vehicle and the applicable FICO score of the obligor. Acceptable terms generally range from 24 to 72 months in length.

          The bank's guidelines are intended only to provide a basis for lending decisions, and exceptions to such guidelines may, within certain limits, be made based upon the credit judgment of the lending officer with appropriate approval authority. The bank periodically conducts quality audits to ensure compliance with its established policies and procedures.

Selection Criteria

          The auto loans were selected from the bank's portfolio on the basis of a number of criteria, including the following:

      .  each auto loan has an original term to maturity of 12 to 72 months;

      .  each auto loan has a maturity of not later than June 13, 2006;

      . each auto loan provides for level monthly payments that fully amortize the amount financed over the original term;

      .  no auto loan was more than 29 days past due as of the cut-off date;

      . each auto loan has an unpaid principal balance of not less than $1,000 as of the cut-off date; and

      .  the weighted average remaining term to maturity of the auto loans was
         59.88 months as of the cut-off date.

          All the auto loans are prepayable at any time. The bank makes no prediction as to the actual prepayment experience on the auto loans. See also "Description of the Notes--Optional Termination" in this prospectus supplement regarding the bank's option to purchase the auto loans when the total principal balance of the notes is 5% or less of total principal balance of the notes as of the date of issuance of the notes.

          The auto loans are simple interest installment sales contracts and installment loans which provide for equal monthly payments.

          The composition, distribution by annual percentage rate, commonly called APR, and geographical distribution of the auto loans as of the cut-off date are as set forth in the following tables.

              Composition of the Auto Loans as of the Cut-Off Date

Initial Aggregate Principal Balance.....................  $352,919,264.22
Number of Auto Loans....................................  19,242
Average Original Principal Balance......................  $18,775.87
Range of Original Principal Balances....................  $2,384.21 to $59,379.55
Average Remaining Principal Balance.....................  $18,341.09
Range of Remaining Principal Balances...................  $1,359.20 to $58,236.43
Weighted Average APR(1).................................  10.53%
Range of APRs...........................................  7.00% to 18.50%
Weighted Average Original Term to Maturity(1)...........  61.66 months
Range of Original Terms to Maturity.....................  12 months to 72 months
Weighted Average Remaining Term to Maturity(1)..........  59.88 months
Range of Remaining Terms to Maturity....................  12 months to 72 months
----------------------------------------------------------------------------------

(1) Weighted by remaining principal balance.

          Distribution of the Auto Loans by APR as of the Cut-Off Date

                                                                 Percentage of
                          Number of           Aggregate            Aggregate
     Range of APRs        Auto Loans      Principal Balance    Principal Balance
------------------------  --------------  -----------------    ------------------
 7.00% to 7.99%.........           1,531    $ 29,765,304.29               8.43%
 8.00% to 8.99%.........           3,353      62,503,474.36              17.71%
 9.00% to 9.99%.........           3,704      69,557,067.60              19.71%
10.00% to 10.99%........           3,062      57,256,178.90              16.22%
11.00% to 11.99%........           2,674      48,664,802.51              13.79%
12.00% to 12.99%........           2,434      44,114,529.77              12.50%
13.00% to 13.99%........           1,390      24,277,283.53               6.88%
14.00% to 14.99%........             720      11,333,611.09               3.21%
15.00% to 15.99%........             240       3,596,636.31               1.02%
16.00% to 16.99%........              81       1,124,148.30               0.32%
17.00% to 17.99%........              41         586,322.42               0.17%
18.00% to 18.99%........              12         139,905.14               0.04%
------------------------  --------------  -----------------  ------------------
Total...................          19,242    $352,919,264.22             100.00%
                          --------------  -----------------  ------------------
                          --------------  -----------------  ------------------

        Geographic Distribution of the Auto Loans as of the Cut-Off Date


                                                                 Percentage of
                          Number of           Aggregate            Aggregate
State(1)(2)               Auto Loans      Principal Balance    Principal Balance
------------------------  --------------  -----------------   ------------------
Alabama..................            222    $  3,886,040.37               1.10%
Florida..................            796      14,145,746.74               4.01%
Georgia..................          3,398      61,440,854.87              17.41%
Maryland.................          1,689      30,175,070.42               8.55%
North Carolina...........          1,375      24,107,367.53               6.83%
Pennsylvania.............            254       4,447,026.62               1.26%
Tennessee................            221       4,102,835.64               1.16%
Texas....................          8,345     157,054,455.71              44.50%
Virginia.................          2,269      41,871,236.74              11.86%
Other....................            673      11,688,629.58               3.32%
------------------------  --------------  -----------------  ------------------
Total....................         19,242    $352,919,264.22             100.00%
                          --------------  -----------------  ------------------
                          --------------  -----------------  ------------------

(1) Based upon the billing address of the obligors.

(2) No other state represents more than 1% of the Auto Loans.


Distribution of the Auto Loans by Remaining Principal Balance as of the Cut-Off Date


                                                       Aggregate           Percentage of
       Range of Remaining          Number of           Principal              Aggregate
       Principal Balances          Auto Loans           Balance          Principal Balance
--------------------------------   ----------      -----------------   -------------------

$    00.00 to $   4,999.99......         48        $    181,649.14              0.05%
$ 5,000.00 to $   9,999.99......      1,485          12,450,395.31              3.53%
$10,000.00 to $  14,999.99......      5,028          64,069,016.45             18.15%
$15,000.00 to $  19,999.99......      5,829         101,389,573.80             28.74%
$20,000.00 to $  24,999.99......      3,922          87,196,797.44             24.71%
$25,000.00 to $  29,999.99......      1,807          48,964,811.69             13.87%
$30,000.00 to $  34,999.99......        760          24,402,446.97              6.91%
$35,000.00 to $  39,999.99......        247           9,150,306.01              2.59%
$40,000.00 to $  44,999.99......         76           3,181,544.10              0.90%
$45,000.00 to $  49,999.99......         33           1,555,193.92              0.44%
$50,000.00 to $  54,999.99......          4             207,324.75              0.06%
$55,000.00 to $  58,236.43......          3             170,204.64              0.05%
--------------------------------   ----------      -----------------   -------------------
Total...........................     19,242        $352,919,264.22              100.00%
                                   ----------      -----------------   -------------------
                                   ----------      -----------------   -------------------

    Distribution of the Auto Loans by Remaining Terms to Maturity as of the
                                  Cut-Off Date


                                                  Aggregate         Percentage of
Range of Remaining Terms to      Number of        Principal            Aggregate
     Maturity (months)           Auto Loans        Balance         Principal Balance
---------------------------      ----------      -----------      ------------------

12 to 24...................           103      $  1,033,762.98            0.30%
25 to 36...................           544         6,953,725.32            1.97%
37 to 48...................         1,856        24,982,248.04            7.08%
49 to 60...................        11,900       211,910,725.64           60.04%
61 to 72...................         4,839       108,038,802.24           30.61%
---------------------------      ----------     --------------    ------------------
Total......................        19,242      $352,919,264.22          100.00%
                                 ==========     ==============    ==================

                                   THE BANK

General

          The bank, which is the seller and the servicer of the auto loans, is a federally chartered stock savings bank. The bank's home office is located at 7926 Jones Branch Drive, McLean, Virginia 22102, and its executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815. The bank's telephone number is (301) 986-7000. The bank is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision, or the OTS, within the Department of the Treasury and, to a lesser extent, by the Federal Deposit Insurance Corporation, or the FDIC. Deposits at the bank are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund, which is administered by the FDIC.

          Based on unaudited results, at March 31, 2000, the bank had consolidated assets of approximately $10.2 billion, deposits of approximately $6.5 billion, and stockholders' equity of approximately $479.3 million. As a savings bank chartered under the laws of the United States, the bank is subject to certain minimum regulatory capital requirements imposed under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, or FIRREA. At March 31, 2000, the bank's tangible, core, tier 1 risk-based and total risk-based regulatory capital ratios were 5.50%, 5.50%, 7.44% and 11.48%, respectively. As of such date, the bank's capital ratios exceeded the requirements under FIRREA as well as the standards established for "well-capitalized" institutions under the prompt corrective action regulations established pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991. The OTS has the discretion to treat a "well-capitalized" institution as an "adequately capitalized" institution for purposes of the prompt corrective action regulations if, after notice and an opportunity for a hearing, the OTS determines that the institution is being operated in an unsafe or unsound condition or has received and has not corrected a less than satisfactory examination rating for asset quality, management, earnings or liquidity.

Litigation

          The bank is not involved in any legal proceedings, and is not aware of any pending or threatened legal proceedings, that would have a material adverse effect upon its financial condition or results of operations.

Delinquency and Default Experience

          The tables below set forth certain information concerning the bank's delinquency and loss experience with respect to its servicing portfolio of retail installment sales contracts for new and used automobiles, light duty trucks and vans acquired pursuant to its finance programs. Delinquency is recognized on a contractual basis only. The bank cannot assure you that the levels of delinquency and loss experience reflected in the tables below, are indicative of the performance of the auto loans included in the trust.

                           CHEVY CHASE BANK, F.S.B.

                            Delinquency Experience

                                                       As of December 31,
-----------------------------------------------------------------------------------------------------------------------

                                     1995                        1996                                1997
                     ------------------------------  -------------------------------    -------------------------------
                                     Percentage of                     Percentage of                     Percentage of
                     Dollar Amount     Total Auto    Dollar Amount      Total Auto      Dollar Amount     Total Auto
                         (000)           Loans            (000)           Loans             (000)            Loans
                     -------------   --------------  -------------      -----------     -------------    -------------

Auto Loans
Outstanding(1)           $431,351                        $714,320                          $853,424
Delinquencies:(2)(3)
30-59 Days               $  2,491        0.58%           $  8,516           1.19%          $  9,212          1.08%
60-89 Days                    742        0.17%              2,176           0.30%             3,256          0.38%
90 days or more             1,667        0.39%              3,588           0.50%             9,188          1.08%
                         --------      --------        ----------        --------          --------         --------
Total  Delinquencies     $  4,900        1.14%           $ 14,280           1.99%          $ 21,656          2.54%
                         ========      ========        ==========        ========          ========          =======


                                 1998                             1999                       As of March 31, 2000
                     ------------------------------  -------------------------------    -------------------------------
                                     Percentage of                     Percentage of                     Percentage of
                     Dollar Amount     Total Auto    Dollar Amount      Total Auto      Dollar Amount     Total Auto
                         (000)           Loans            (000)           Loans             (000)            Loans
                     -------------   -------------   --------------     -----------     -------------    -------------

Auto Loans
Outstanding(1)          $760,348                      $1,133,797
Delinquencies:(2)(3)
30-59 Days              $  7,919        1.04%         $   10,439         0.92%            $ 9,796             0.73%
60-89 Days                 2,297        0.30%         $    3,180         0.28%            $ 2,205             0.16%
90 days or more            6,155        0.81%         $    7,709         0.68%            $ 8,129             0.60%
                        --------      --------        ----------        --------          ========          =======
Total  Delinquencies    $ 16,371        2.15%         $   21,328         1.88%            $20,130             1.49%
                        ========      ========        ==========        ========          ========          ========

(1) Auto loans outstanding is the remaining principal balance.
(2) The period of delinquency is based on the number of days payments are contractually past due.
(3) Includes repossessions in inventory.

                           CHEVY CHASE BANK, F.S.B.

                                Loss Experience

                                                          For the year ended December 31,
                        ------------------------------------------------------------------------------------------------------
                                    1995                                1996                                 1997
                        -------------------------------     -----------------------------      -------------------------------
                                          Percentage of                     Percentage of                      Percentage of
                                          Average Auto                      Average Auto                       Average Auto
                             Dollar           Loans            Dollar           Loans         Dollar Amount       Loans
                          Amount (000)     Outstanding      Amount (000)     Outstanding          (000)        Outstanding (1)
                       ---------------    --------------    ------------    -------------     -------------    ---------------
Average Auto Loans
 Outstanding(2)            $363,845                            $565,963                          $832,700
Gross Charge-offs(3)       $  2,120           0.58%            $  3,795         0.67%            $  8,303           1.00%
Recoveries(4)              $    275           0.07%            $    277         0.05%            $    770           0.09%
                           --------           ----             --------         ----             --------           ----
Net Losses                 $  1,845           0.51%            $  3,518         0.62%            $  7,533           0.91%
                           ========           ====             ========         ====             ========           ====

                                    For the year ended December 31,                           For the three-month
                      ---------------------------------------------------------------             period ended
                                  1998                              1999                         March 31, 2000
                      -----------------------------     -----------------------------   ---------------------------------
                                      Percentage of                     Percentage of                     Percentage of
                                      Average Auto                       Average Auto                     Average Auto
                          Dollar          Loans            Dollar           Loans        Dollar Amount        Loans
                       Amount (000)    Outstanding       Amount (000)    Outstanding         (000)        Outstanding (1)
                      --------------  -------------     -------------   -------------    -------------    ---------------
Average Auto Loans
 Outstanding(2)           $771,587                         $940,031
Gross Charge-offs(3)      $ 12,682        1.64%            $  8,200         0.87%           $2,681            0.84%
Recoveries(4)             $  1,211        0.15%            $  1,554         0.16%           $  504            0.16%
                          --------        ----             --------         ----            ------            ----
Net Losses                $ 11,471        1.49%            $  6,646         0.71%           $2,177            0.68%
                          ========        ====             ========         ====            ======            ====

(1)  Annualized.
(2)  Equals the arithmetic average of the month-end balances.
(3) Gross charge-offs represent the excess of the outstanding loan balance over net liquidation proceeds where net liquidation proceeds are the excess of liquidation proceeds over the sum of repossession, liquidation and other related expenses.
(4) Includes current post-disposition recoveries on receivables previously charged off.

                  DESCRIPTION OF SALE AND SERVICING AGREEMENT

Conveyance of Auto Loans

          On the closing date, the bank will sell to the trust, without recourse except as expressly set forth in the sale and servicing agreement, all of the bank's right, title and interest in and to the auto loans and the other trust property, including its security interests in the financed vehicles. Concurrently with this sale and assignment, the indenture trustee will execute, authenticate and deliver the notes to the underwriters against payment to the bank of the net purchase price of the sale of the notes.

          In the sale and servicing agreement, the bank will make various representations and warranties to the trust, including:

     . the information provided with respect to auto loans is correct in all material respects; the obligor on each auto loan is required to obtain physical damage and theft insurance in accordance with the bank's normal requirements;

     . at the date of issuance of each class of notes, the auto loans are free and clear of all security interests, liens, charges, and encumbrances and no setoffs, defenses, or counterclaims against the bank have been asserted or threatened (other than the interest of the trust and indenture trustee;

     . on the closing date, each of the auto loans is or will be secured by a first priority perfected security interest in the financed vehicle in favor of the bank; and

     . at the time it was originated, each auto loan complied, and on the closing date complies, in all material respects, with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws.

          The only recourse the trust and the noteholders will have against the bank for breach of any of the representations and warranties made with respect to the auto loans in the sale and servicing agreement will be to require the bank to repurchase the auto loan. See "--Mandatory Repurchase of Auto Loans" in this prospectus supplement.

          To assure uniform quality in servicing the auto loans and to reduce administrative costs, the bank, as servicer, shall be appointed as initial custodian of the auto loans. The servicer, in its capacity as custodian, will hold the auto loans and all electronic entries, documents, instruments and writings related to the auto loans, or the auto loan file, directly or through sub-servicers, on behalf of the indenture trustee for the benefit of noteholders. The auto loans will not be stamped or otherwise marked to reflect the sale and assignment of the auto loans to the trust and the pledge thereof to the indenture trustee and will not be segregated from other receivables held by the servicer. However, UCC financing statements reflecting the sale and assignment of the auto loans by the bank to the trust will be filed, and the bank's accounting records and computer systems will be marked to reflect such sale and assignment and subsequent pledge to the indenture trustee. See "Certain Legal Aspects of the Receivables" in the prospectus. The sale and servicing agreement will require the servicer to file continuation statements relating to such UCC financing statements in order to maintain the perfected security interest of the trust in the auto loans. The servicer may designate a third-party document retention company to act as custodian with respect to auto loan files.

Servicing Procedures

          The servicer will service the auto loans pursuant to the sale and servicing agreement. The sale and servicing agreement requires the servicer to carry out the servicing of the auto loans generally in the same manner in which it services receivables and vehicles held for its own account. In performing its servicing duties, the servicer will act on behalf and for the benefit of the trust and the noteholders, subject at all times to the provisions of the sale and servicing agreement, without regard to any relationship which the servicer or any affiliate of the servicer may otherwise have with an obligor.

          The servicer, as an independent contractor on behalf of the trust and for the benefit of the noteholders, will be responsible for managing, servicing and administering the auto loans and enforcing and making collections on the auto loans and any insurance policies relating to the financed vehicles and for enforcing any security interest in any of the financed vehicles, all as set forth in the sale and servicing agreement. The servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of obligors, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the indenture trustee with respect to distributions, providing appropriate federal income tax information for use in providing information to noteholders and attempting to maintain the perfected security interest of the bank in the financed vehicles.

Servicer's Certificate

          The sale and servicing agreement requires that on or before December 31 of each year, beginning December 31, 2001, the servicer deliver an officer's certificate to the indenture trustee and the rating agencies which states that:

     . the officer has reviewed the servicer's activities and performance of its duties under the sale and servicing agreement during the preceding 12-month period ended December 31 of that year (or the period since the date of the sale and servicing agreement);

     .    the review has been made under that officer's supervision; and

     . to the best of the officer's knowledge, based on the review, the servicer has fulfilled all of its obligations under the sale and servicing agreement throughout the period in question, or, if there has been a default in the fulfillment of any such obligation, specifying each default known to the officers, its nature and status.

Review by Independent Certified Public Accountants

          The sale and servicing agreement requires the servicer to have a firm of independent certified public accountants, who may also render other services to the servicer, deliver a written statement to the indenture trustee. The independent certified public accountants must deliver this report within 90 days following the end of each fiscal year of the servicer, beginning with the servicer's fiscal year ending September 30, 2001 and send a copy to the rating agencies. This report must confirm that:

     . the firm of independent certified public accountants has read the monthly servicer's certificates delivered pursuant to the sale and servicing agreement with respect to each collection period during such one-year period, or such longer or shorter period since the date of the sale and servicing agreement;

     . the firm of independent certified public accountants has reviewed the servicing of the auto loans by the servicer;

     . its review included tests relating to automobile, light duty truck and van loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, to the extent the procedures in such program are applicable to the servicing obligations set forth in the sale and servicing agreement; and

     . except as described in the report, the review disclosed no exceptions or errors in the records relating to automobile, light duty truck and van loans serviced for others that, in the firm's opinion, paragraph four of such program requires such firm to report.

Servicer Default; Waiver of Past Defaults

          A servicer default under the sale and servicing agreement will consist of the occurrence and continuance of any of the following:

     . the servicer's failure to deliver the servicer's certificate to the indenture trustee on or before the determination date, which failure continues unremedied for more than three business days after written notice from the indenture trustee or the holders of notes evidencing not less than 25% of the principal balance of the notes as of that date of determination;

     . the servicer's failure to deliver to the indenture trustee for distribution to the noteholders any proceeds or payment which the sale and servicing agreement requires it to deliver, which failure continues unremedied for more than three business days after written notice from the indenture trustee or the holders of notes evidencing not less than 25% of the principal balance of the notes as of that date of determination;

     . the servicer's failure to observe or perform in any material respect any other covenant or agreement of the servicer, in the sale and servicing agreement, which failure materially and adversely affects the rights of the noteholders and which continues unremedied for more than 30 days after the giving of written notice of such failure to the servicer, by the indenture trustee or to the indenture trustee by noteholders evidencing not less than 25% of the principal balance of the notes as of that date of determination; and

     .    any insolvency event.

          An insolvency event means financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and certain actions by the servicer indicating its insolvency or inability to pay its obligations, as described in "Description of the Trust Agreements--Removal of the Servicer" in the prospectus. Upon the occurrence of a servicer default, the servicer may be removed by the indenture trustee or by the majority noteholders. The majority noteholders may waive some defaults by the servicer in the performance of its obligations under the sale and servicing agreement, as described in "Description of the Securities--Waiver of Past Defaults" in the accompanying prospectus.

          The majority noteholders means, as of any date of determination, holders of notes representing a majority of the aggregate principal balance of all classes of notes as of that date of determination.

Servicing Compensation, Payment of Expenses and Trustees' Fees

          For its servicing of the auto loans, the servicer will be entitled to receive a monthly servicing fee on each payment date which equals one-twelfth times 1.00% of the pool balance as of the first day of the immediately preceding collection period. The servicer will deposit all late fees into the collection account and those fees will be included in available funds.

          All costs of servicing each auto loan in the manner required by the sale and servicing agreement will be borne by the servicer, but the servicer shall be entitled to retain, out of any amounts actually recovered with respect to any defaulted auto loan or the financed vehicles subject to a defaulted auto loan, the servicer's actual out-of-pocket expenses reasonably incurred with respect to such defaulted auto loan or financed vehicle.

          On each payment date, the indenture trustee and the owner trustee are each entitled to receive a fee (payable from available funds) for their services as indenture trustee and owner trustee, during the prior collection period in an amount agreed upon by the bank and the indenture trustee and the owner trustee, respectively.

Mandatory Repurchase of Auto Loans

          In the event of a breach of any representation or warranty with respect to the auto loans described in "--Conveyance of Auto Loans" in this prospectus supplement, which breach materially and adversely affects an auto loan or the interest of the trust or the noteholders in such auto loan, the bank will be required to repurchase the auto loan from the trust for the purchase amount. This repurchase requirement will not apply if the breach has been cured by the last day of the collection period following the collection period during which the bank becomes aware of, or receives written notice from the indenture trustee, or the servicer of the breach. The purchase amount is payable on the determination date following such subsequent collection period. The repurchase obligation will constitute the sole remedy available to the noteholders or the indenture trustee against the bank for any such uncured breach. See "Description of the Trust Agreements--Mandatory Repurchase of Receivables" in the accompanying prospectus.

          In the event of a breach of certain covenants of the servicer in the sale and servicing agreement, the servicer will be required to purchase the affected auto loans from the trust. The purchase obligation will constitute the sole remedy available to the noteholders or the indenture trustee against the servicer for any such uncured breach. See "Description of the Trust Agreements- -Servicing Procedures" in the accompanying prospectus.

          The purchase amount of any auto loan, with respect to any payment date equals the sum of:

     . the outstanding principal balance of the auto loan as of the last day of the preceding collection period, and

     . the amount of unpaid interest on the auto loan's principal balance at the related APR through the date the auto loan is purchased, after giving effect to the receipt of monies collected on the auto loan in that preceding collection period.


                            DESCRIPTION OF THE NOTES

General

          The trust will issue the notes under an indenture, a form of which has been filed as an exhibit to the registration statement. The following summary describes material terms of the notes and the indenture. The summary does not purport to be complete and is subject to all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture as described in the accompanying prospectus, and to the extent that those descriptions differs from the descriptions provided in this prospectus supplement, the descriptions provided in this prospectus supplement replace those descriptions. You can obtain a copy of the indenture without charge on written request addressed to the indenture trustee at its Corporate Trust Department at 180 East 5th Street, St. Paul, Minnesota 55101, Att: Structured Finance/Chevy Chase 2000-1.

          The trust will offer the notes in minimum denominations of $1,000 and integral multiples of $1 in book-entry form only. Persons acquiring beneficial interests in the notes will hold their interests through The Depository Trust Company in the United States or Clearstream, Luxembourg or in the Euroclear System in Europe. See "Description of the Securities -- Book-Entry Registration" and Annex I in the prospectus.

          In addition to the notes, the trust will also issue the trust certificate which will not be offered by this prospectus supplement.

Distributions to the Noteholders of the Subordinate Notes

          Payments of interest on the Subordinate Notes will only be made on each payment date if available funds remain after paying all fees to the servicer, the indenture trustee and the owner trustee and after making all payments of interest on the Class A Notes and certain payments of principal on that date. No principal will be paid to the holders of the Subordinate Notes until the entire outstanding principal balance of all Class A Notes has been paid to zero.

Payment Dates

          The notes will pay interest and principal on the fifteenth day of each month, or, if the fifteenth day is not a business day, on the next following business day. The first payment date will be July 17, 2000. Only holders of record as of the close of business on the day immediately preceding a payment date, commonly known as a record date, will receive payments on that payment date.

          A business day means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, Chevy Chase, Maryland or in the city in which the Corporate Trust Office of the indenture trustee under the trust agreement is located are authorized or obligated by law or executive order to close.

          Each month the trust will distribute the amounts received on the auto loans and any other collections available as property of the trust during the calendar month, before the month in which the payment date occurs. This period is referred to as a collection period.

          The final scheduled payment dates are set forth on the cover to this prospectus supplement.

Accounts

          On the closing date the indenture trustee will establish the following accounts, for the benefit of the noteholders:

     . the collection account, into which all payments, made on or with respect to the auto loans will be deposited,

     .    the note account, and

     .    the reserve account.

Delivery of the Servicer's Certificate

          On or before the earlier of the 8th business day or the 11th calendar day of each month, or the determination date, the servicer will deliver a servicer's certificate to the indenture trustee and the rating agencies. The servicer's certificate will provide the information needed to make payments and other distributions and transfers on the upcoming payment date.

Flow of Funds

          On each payment date, the servicer will, in the servicer's certificate, instruct the indenture trustee as to the application of the available funds for that payment date. The available funds for a payment date are the collections on the auto loan pool received by the servicer during the prior month, minus servicer compensation (other than the monthly servicing fee) and reimbursable amounts owed to the servicer; this amount will be transferred from the collection account to the note account. The available funds, together with amounts transferred from the reserve account to the note account to fund noteholder payments, will, on each payment date, be allocated in the following order of priority:

          (1)  to the servicer, the monthly servicing fee;

          (2) to the owner trustee and the indenture trustee, the fees then due to each of them;

          (3) to the Class A Noteholders, ratably, the interest then due to them, including carryover shortfall interest;

          (4) to fund a payment of principal to the extent as may be necessary to reduce the Class A Note principal balance to the pool balance; i.e., to maintain parity between the Class A Note principal balance and the pool balance, which amount will be paid out as described below under "Principal";

          (5) to the Class B Noteholders, the interest then due to them, including carryover shortfall interest,

          (6) to fund a payment of principal to the extent as may be necessary to reduce the combined Class A and Class B Note principal balance to the pool balance i.e., to maintain parity between the combined Class A and Class B Note balance and the pool balance, which amount will be paid out as described below under "Principal";

          (7) to the Class C Noteholders, the interest then due to them, including any carryover shortfall interest;

          (8) to fund a payment of principal to the extent as may be necessary to reduce the combined Class A, Class B, and Class C Note principal balance to the pool balance, i.e., to maintain parity between the aggregate note principal balance and the pool balance, which amount will be paid out as described below under "Principal";

          (9) to fund a payment of principal in an amount generally equal to the decrease in the pool balance during the prior month, reduced by the amount of any principal allocated as provided above, and further reduced by the amount of any excess level of overcollateralization, which amount will be paid out as described below under "Principal";

          (10) to fund a payment of principal to the extent as may be necessary to reduce to zero the principal balance of any class which remains outstanding on or after its final scheduled payment date, which amount will be paid out as described below under "Principal";

          (11) to the reserve account, any deficiency in the reserve account required amount;

          (12) to fund, using excess cashflow, as well as excess amounts released from the reserve account, an additional payment of principal to the extent as may be necessary to increase the overcollateralization to its required target level, which amount will be paid out as described below under "Principal"; and

          (13) the remainder, if any, of the available funds, to the holder of the trust certificate.

Interest Payments

          Interest on each class of notes will accrue during each interest accrual period at the applicable interest rate listed below from and including the most recent payment date that interest was paid -- or, in the case of the first payment date, from and including the closing date to but excluding the following payment date. The interest accruing during an interest period will accrue on each class's outstanding principal amount as of the end of the prior payment date -- or, in the case of the first payment date, on each class's initial note principal balance.

          For any payment date, interest due but not paid on that payment date will be due on the next payment date together with, to the extent permitted by law, interest at the applicable interest rate on that unpaid amount. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period. Interest on all other classes of notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          The interest rate for each class of notes is as follows:

     .    Class A-1 Interest Rate: 6.87% per annum;

     .    Class A-2 Interest Rate: 7.25% per annum;

     .    Class A-3 Interest Rate: 7.39% per annum;

     .    Class A-4 Interest Rate: 7.47% per annum;

     .    Class B Interest Rate: 7.76% per annum and

     .    Class C Interest Rate: 8.15% per annum.

          Principal Payments. On each payment date, all amounts allocated to the payment of principal as described in "Flow of Funds" above will be aggregated and will be paid out in the following order of priority:

          (1) to the Class A-1 Noteholders in reduction of principal until the principal balance of the Class A-1 Notes has been reduced to zero;

          (2) to the Class A-2 Noteholders in reduction of principal until the principal balance of the Class A-2 Notes has been reduced to zero;

          (3) to the Class A-3 Noteholders in reduction of principal until the principal balance of the Class A-3 Notes has been reduced to zero;

          (4) to the Class A-4 Noteholders in reduction of principal until the principal balance of the Class A-4 Notes has been reduced to zero;

          (5) to the Class B Noteholders in reduction of principal until the principal balance of the Class B Notes has been reduced to zero; and

          (6) to the Class C Noteholders in reduction of principal until the principal balance of the Class C Notes has been reduced to zero.

          If an event of default occurs, the Class A Notes then outstanding will receive principal payments pro rata, although the Class A Notes as a group will still be entitled to payment in full before any principal is paid on the Class B Notes and the Class C Notes.

Credit Enhancement

          Subordination of the Subordinate Notes. Payments on the Subordinate Notes are subordinated to payments on the Class A Notes. This subordination of distributions on the Subordinate Notes is intended to increase the likelihood that the trust will not default in making payments due on the Class A Notes.

          Payments on the Class C Notes are subordinated to payments on the Class A Notes and Class B Notes. This subordination of payments on the Class C Notes is intended to increase the likelihood that the trust will not default in making payments due on the Class A Notes and the Class B Notes.

          Reserve Account. On the closing date, the amount in the reserve account will be $2,646,894.48 which is 0.75% of the original pool balance and which is the full required funding of the reserve account. The amount on deposit in the reserve account is required to be maintained at this level for so long as the notes are outstanding, except that the amount on deposit need never be greater than the aggregate outstanding note principal balance.

          On each payment date, the amount on deposit in the reserve account will be available to pay:

     .    interest on the notes for that payment date,

     . if that payment date is the final scheduled payment date of any class of notes, the amount necessary to reduce the principal balance of such class of notes to zero, and

     . the excess, if any, by which the aggregate outstanding principal amount of all classes of notes, after taking into account all other payments of principal on that payment date, exceeds the pool balance as of the end of the prior month, i.e., the amount necessary to maintain parity between the aggregate note balance and the pool balance.

          Amounts on deposit in the reserve account on a payment date, after taking into account all deposits to and withdrawals from the reserve account, which are in excess of the required amount will be released from the reserve account and applied:

     . as part of excess cashflow, to fund an additional payment of principal on the notes to the extent needed to increase or maintain the overcollateralization, and

     .    to make a payment to the holders of the trust certificate.

Overcollateralization

On the closing date, the original pool balance will exceed the initial principal amount of the notes of all classes by approximately $3,529,264.22, which is approximately 1.0% of the original pool balance. This excess represents overcollateralization. The level of overcollateralization is required to increase to, and thereafter be maintained at, a target level equal to the greater of (1) 4.00% of the pool balance less the amount in the reserve account and (2) the aggregate principal balance of the auto loans that are delinquent 90 days or more, including repossessions, and have not been charged off and less the amount in the reserve account. The level of overcollateralization is increased and maintained through the application of excess cashflow available to the trust, primarily in the form of the excess of interest collections on the auto loan pool over the interest paid out on the notes as well as releases of excess amounts from the reserve account. In general, the target amount of overcollateralization will decrease as the pool balance decreases. However, the required amount of overcollateralization on any payment date will never be less than 0.50% of the original pool balance. The overcollateralization will be available to absorb losses on the auto loan pool prior to any withdrawals from the reserve account used to fund principal.

Withholding

          The indenture trustee is required to comply with all federal income tax withholding requirements respecting payments to noteholders of interest or original issue discount with respect to the notes that the indenture trustee reasonably believes are applicable under the Code. Foreign Beneficial Owners will be subject to U.S. income and withholding tax unless they provide certain certifications as described under "Material Federal Income Tax Consequences--Tax Consequences to Holders of the Notes--Foreign Investors" in this prospectus supplement. The consent of neither the noteholders nor the Beneficial Owners will be required for such withholding. In the event that the indenture trustee does withhold or causes to be withheld any amount from interest or original issue discount payments or advances thereof to any noteholders pursuant to federal income tax withholding requirements, the indenture trustee is required to indicate the amount withheld in its monthly report to such noteholders. If any withholding or other tax is imposed by any jurisdiction, neither the noteholders nor the Beneficial Owners have any right to receive additional interest or other amounts in consequence thereof.

Reports to Noteholders

          On each payment date, the indenture trustee will furnish or cause to be furnished with each payment to noteholders, a monthly report, based on information in the servicer's certificate, setting forth the following information for that payment date:

     . the amount of the principal payment for each class of notes including any overdue principal;

     . the amount of the interest payment for each class of notes including any overdue interest;

     . the aggregate amount of fees and compensation received by the servicer, the owner trustee and the indenture trustee for the collection period;

     . the amount, if any, withdrawn from the reserve account with respect to such payment date;

     . the aggregate net losses on the auto loans for the related collection period;

     . the pool balance and the pool factor as of the end of the related collection period;

     . the aggregate principal balance of all auto loans which were delinquent (1) 30 days or more and (2) 90 days or more, in each case, as of the last day of the related collection period; and

     . the principal balance for each class of notes on such payment date (after giving effect to the distributions on such payment date).

Optional Termination

          The indenture and the sale and servicing agreement will provide that on any payment date following the record date on which the total principal balance of the notes is 5% or less of the aggregate original note principal balance, the bank will have the option to acquire all right, title and interest in all, but not less than all, auto loans held in the trust by paying into the trust for retirement of the notes an amount equal to the aggregate of the purchase amounts of the auto loans.

Events of Default

     The notes are subject to the following events of default:

     . default in the payment of interest on any Note, when the same becomes due and payable, and the default shall continue for a period of five days; or

     . default in the payment of the outstanding principal balance of any note on its final scheduled payment date, and the default shall continue for a period of five days;

     . default in the observance or performance of any other covenant or agreement of the trust made in the indenture, or any representation or warranty of the trust made in the indenture proving to have been incorrect in any material respect as of the time when the same shall have been made, subject to the giving of notice and a grace period; or

     .    bankruptcy events concerning the trust.

Rights upon an Event of Default

     If there is an event of default, interest will continue to accrue on the principal and the overdue interest at the applicable interest rate on the note until any overdue principal and interest is paid. The indenture trustee's remedies following an event of default will include the institution of proceedings to collect amounts due, foreclosure of the property comprising the trust assets and the exercise of other standard secured creditor remedies. The indenture trustee may also elect to maintain possession of the trust assets, and continue to apply collections on the auto loans as if there had been no declaration of acceleration. The indenture trustee's remedies also include the right to retain an independent public accounting firm to produce a verification report as to whether or not the trust assets would be sufficient, on an ongoing basis, to make all payments on the notes, assuming that the notes remain outstanding through maturity.

     . If the event of default results from the bankruptcy of the trust or the failure of the trust to pay timely interest on any class of notes or principal on the final scheduled payment date of any note, the notes of all classes may be accelerated, and the indenture trustee may exercise the above remedies, but only if so directed by the controlling class.

     . If the event of default results from a covenant default by the trust, then the notes will only be accelerated and remedies exercised, if the holders of a majority of the principal balance of each class, voting on a class-by-class basis, so direct.

          The noteholders may base their directions to the indenture trustee on the results of the verification report, as well as a valuation of the projected sale proceeds of the trust assets. The costs of any verification report or valuation will not be borne by the indenture trustee or by the owner trustee, but by the trust, or, if the noteholders so elect, by the noteholders. Controlling class means the holders of notes representing a majority of the principal balance of the Class A Notes then outstanding, or if the Class A Notes are not outstanding, the Class B Notes then outstanding, or if neither the Class A Notes nor the Class B Notes are outstanding, the Class C Notes then outstanding.

          If an event of default occurs and has not been remedied, the indenture trustee will be under no obligation to exercise any of the rights or powers under the trust documents at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the trust documents and except in the case of a default in respect of a covenant, the controlling class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee. The controlling class may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the trust documents that cannot be modified without the waiver or consent of all the holders of the outstanding notes. No holder of a note will have the right to institute any proceeding under the trust documents, unless:

     . the holder previously has given the indenture trustee written notice of a continuing event of default;

     . the holders of not less than 25% of the aggregate principal balance of all outstanding notes have made written request to the indenture trustee to institute the proceeding in its own name as indenture trustee;

     . the holder or holders have offered the indenture trustee reasonable indemnity against costs, expenses and liabilities to be incurred in complying with the request;

     . the indenture trustee has for 60 days failed to institute the proceeding; and

     . no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the aggregate principal balance of all outstanding notes. In addition, the indenture trustee and the note owners, by accepting a beneficial interest in the notes, will covenant that they will not at any time institute against the trust or the bank, or join in any institution against the trust or the bank of, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          You should consider the following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the notes only in connection with "Material Federal Income Tax Considerations" in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion in this prospectus supplement and in the accompanying prospectus does not purport to deal with all federal tax considerations applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the notes as other than capital assets, may be subject to special rules that are not discussed below. It is recommended that investors consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

Tax Characterization of the Trust

          Dewey Ballantine LLP is our tax counsel, and is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

Tax Consequences to Holders of the Notes

          Treatment of the Notes as Indebtedness. The seller, the servicer and the trust agree and the noteholders will agree by their purchase of notes, to treat the notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of notes with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

          The Internal Revenue Service and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property.

          On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the notes will be treated as indebtedness, and not as an ownership interest in the auto loans, nor as an equity interest in the trust or in a separate association taxable as a corporation or other taxable entity.

          If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to the noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder's basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

          Possible Alternative Characterizations of the Notes. Although, as described above, it is the opinion of tax counsel that, for federal income tax purposes, the notes will be characterized as indebtedness, this opinion is not binding on the IRS and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more of the notes did not represent indebtedness for federal income tax purposes, the noteholders would likely be treated as owning an interest in a partnership and not an interest in an association or publicly traded partnership, taxable as a corporation. If the noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a noteholder would differ if the notes were held to constitute partnership interests, rather than indebtedness. Since the parties will treat the notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes.

          Original Issue Discount. We do not anticipate issuing notes with any original issue discount. In general, a note will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a note is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the notes were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the closing date. The stated redemption price at maturity of a note that has a notional principal amount or receives principal only or that provides for or may provide for accruals of interest is equal to the sum of all distributions to be made under the note. The stated redemption price at maturity of any other note is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from the closing date to the first payment date. The indenture trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the notes.

          Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity of the note multiplied by its weighted average life. The weighted average life of a note is computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying
(1) the number of complete years, rounding down for partial years, from the closing date until the date on which each distribution is expected to be made under the assumption that the auto loans prepay at the rate specified in this prospectus supplement, the prepayment assumption, by (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the note's stated redemption price at maturity. Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the note and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

          Section 1272(a)(6) of the Code contains special original issue discount rules applicable to prepayable notes. Under these rules, described in greater detail below, (a) the amount and rate of accrual of original issue discount on each series of notes will be based on (1) a prepayment assumption as described below, and (2) in the case of a note calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the closing date, and (b) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

          Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The trust anticipates that the prepayment assumption for the notes will be consistent with this standard. The trust makes no representation, however, that the auto loans for a given series will prepay at the rate reflected in the prepayment assumption in this prospectus supplement or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the notes.

          Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its note for each day during its taxable year on which it held the note. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either (1) beginning on a payment date, or, in the case of the first period, the closing date, and ending on the day before the next payment date or
(2) beginning on the next day following a payment date and ending on the next payment date.

          Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (a) the sum of (1) the present values of all the distributions remaining to be made on the note, if any, as of the end of the accrual period and (2) the distribution made on the note during the accrual period of amounts included in the stated redemption price at maturity, over (b) the adjusted issue price of the note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on
(1) the yield to maturity of the note, calculated as of the closing date, giving effect to the prepayment assumption, (2) events, including actual prepayments, that have occurred prior to the end of the accrual period, (3) the prepayment assumption, and (4) in the case of a note calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the note. The adjusted issue price of a note at any time will equal the issue price of the note, increased by the aggregate amount of previously accrued original issue discount with respect to the note, and reduced by the amount of any distributions made on the note as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

          A subsequent purchaser of a note that purchases the note at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the note, the daily portion of original issue discount with respect to the note, but reduced, if the cost of the note to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the note for all days on or after the day of purchase.

          The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 1.5% ABS. See "Prepayment and Yield Considerations" in this prospectus supplement.

          Market Discount. A beneficial owner that purchases a note at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the note, or, in the case of a note with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the note, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the note not previously included in income. For notes that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a note at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a note may be treated as accruing either (1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the note, in any case taking into account the prepayment assumption. The indenture trustee will make available, as required by the IRS, to beneficial owners of notes information necessary to compute the accrual of market discount.

          Regardless of the above rules, market discount on a note will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the note multiplied by its weighted average remaining life. Weighted average remaining life would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the note by the subsequent purchaser. If market discount on a note is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the note and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

          Premium. A purchaser of a note that purchases the note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the note, a premium note, at a premium. A purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat the premium as "amortizable bond premium." If a beneficial owner makes an election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a payment date will be reduced by the portion of the premium allocable to that period based on the premium note's yield to maturity. The premium amortization should be made using constant yield principles. If an election is made by the beneficial owner, the election will also apply to all fully taxable bonds, the interest on which is not excludible from gross income, held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If an election is not made,
(1) a beneficial owner must include the full amount of each interest payment in income as it accrues, and (2) the premium must be allocated to the principal distributions on the premium note and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium note.

          Special Election. A beneficial owner may elect to include in gross income all "interest" that accrues on the note by using a constant yield method. For purposes of the election, the term interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

          Sale or Redemption of the Notes. If a beneficial owner of a note sells or exchanges the note, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the note. The adjusted basis in the note generally will equal its initial cost, increased by any original issue discount or market discount previously included in the trust's gross income with respect to the note and reduced by the payments previously received on the note, other than payments of qualified stated interest, and by any amortized premium.

          In general, except as described in "Market Discount," above, except for financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a note recognized by an investor who holds the note as a capital asset, within the meaning of section 1221 of the Code, will be capital gain or loss and will be long-term or short-term depending on whether the note has been held for more than one year.

          Backup Withholding and Information Reporting. Distributions of interest and principal, as well as distributions of proceeds from the sale of notes, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

          The IRS recently issued withholding regulations, which make certain modifications to withholding, backup withholding and information reporting rules. The withholding regulations attempt to unify certification requirements and modify certain reliance standards. The withholding regulations will generally be effective for payments made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the withholding regulations.

          The indenture trustee will furnish to each beneficial owner of a note with each distribution a statement setting forth the amount of a distribution allocable to principal on the underlying auto loans and to interest on it at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during a year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of notes to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

          Foreign Investors. The withholding regulations would require, in the case of notes held by a foreign partnership, that (1) the certification referenced above be provided by the partners rather than by the foreign partnership and (2) the partnership provide information, including a United States taxpayer identification number. See "Backup Withholding and Information Reporting" above. A look-through rule would apply in the case of tiered partnerships. In addition, the withholding regulations may require that a foreign beneficial owner, including, in the case of a foreign partnership, the partners thereof, obtain a United States taxpayer identification number and make certain certifications if the foreign beneficial owner wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty.

Non-U.S. persons should consult their own tax advisors regarding the application to them of the withholding regulations.

          Distributions made on a note, to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. The term U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the note,
(b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner, and (c) the last U.S. person in the chain of payment to the beneficial owner receives a statement from a beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

State and Local Tax Considerations

          Potential noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential noteholders should consult their own tax advisors as to the various state and local tax consequences of an investment in the notes.

                              ERISA CONSIDERATIONS

          The Employee Retirement Income Security Act of 1974 and the Code impose certain restrictions on,

 .  employee benefit plans, as defined in Section 3(3) of ERISA,

 . plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans,

 . any entities whose underlying assets include plan assets by reason of a plan's investment in such entities and

 . persons who have certain specified relationships to such plans -- "parties-in-interest" under ERISA and "disqualified persons" under the Code.

          Section 406 of ERISA prohibits plans from engaging in certain transactions involving the assets of such plans with parties-in- interest with respect to such plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under Section 4975 of the Code, penalties under Section 502 of ERISA and other penalties may be imposed on plan fiduciaries and parties-in-interest, or disqualified persons, that engage in "prohibited transactions" involving assets of a plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to
Section 4975 of the Code, and disqualified persons with respect to such arrangements and plans, also may be subject to excise taxes and other penalties if they engage in prohibited transactions. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the plans investing in the general account -- e.g., through the purchase of an annuity contract. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA.

          Certain transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a plan for the purposes of ERISA and the Code only if the plan acquires an "equity interest" in the trust and none of the exceptions contained in this plan assets regulation is applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes could change if the trust incurs losses. However, even if the notes are treated as debt for such purposes, the acquisition or holding of notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party-in-interest or a disqualified person with respect to such plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Each investor using the assets of a plan which acquires the notes, or to whom the notes are transferred, will be deemed to have represented that the acquisition and continued holding of the notes will be covered by one of the exemptions listed above or by another Department of Labor Class Exemption.

          Any plan fiduciary considering the purchase of a note may wish to consult with its counsel as to the potential applicability of ERISA and the Internal Revenue Code to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the plan, taking into account the overall investment policy of the benefit plan and the composition of the plan's investment portfolio.

          The sale of notes to a plan is in no respect a representation by us or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

                                    RATINGS

          As a condition to issuance, the notes must receive at least the following ratings from Moody's Investors Service, Inc. , Standard & Poor's, a division of the McGraw-Hill Companies, Inc. and Fitch IBCA, Inc. in order to be issued:


       Class                      Ratings
   -------------   ------------------------------------
                      S&P      Moody's     Fitch IBCA
                   ---------  ----------  -------------
        A-1           A-1+     Prime -1        F1+
        A-2           AAA        Aaa           AAA
        A-3           AAA        Aaa           AAA
        A-4           AAA        Aaa           AAA
         B             A          A2            A
         C            BBB+       Baa2          BBB+

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the notes address the likelihood of the receipt by the noteholders of all distributions to which the noteholders are entitled by their respective final scheduled payment dates. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

                                  UNDERWRITING

          Under the terms and subject to the conditions set forth in an underwriting agreement, dated June 13, 2000, the underwriters named below have agreed to purchase from the bank the following respective principal amounts of the notes:

       Class A-1 Notes
----------------------------
                                 Principal
                                 Amount of
         Underwriter               Notes
 ---------------------------    -------------
Salomon Smith Barney Inc.        $26,333,334
Deutsche Bank Securities Inc.    $26,333,333
J. P. Morgan Securities Inc.     $26,333,333

Total........................    $79,000,000


       Class A-2 Notes
------------------------
                                 Principal
                                 Amount of
         Underwriter               Notes
 ------------------------       -------------
Salomon Smith Barney Inc.        $23,333,334
Deutsche Bank Securities Inc.    $23,333,333
J. P. Morgan Securities Inc.     $23,333,333

Total........................    $70,000,000


     Class A-3 Notes
--------------------------
                                 Principal
                                 Amount of
         Underwriter               Notes
 -------------------------     ---------------
Salomon Smith Barney Inc.       $ 37,000,000
Deutsche Bank Securities Inc.   $ 37,000,000
J. P. Morgan Securities Inc.    $ 37,000,000

Total........................   $111,000,000

       Class A-4 Notes
-----------------------------
                                 Principal
                                 Amount of
         Underwriter               Notes
 ----------------------------   ------------
Salomon Smith Barney Inc.        $24,502,668
Deutsche Bank Securities Inc.    $24,502,666
J. P. Morgan Securities Inc.     $24,502,666

Total........................    $73,508,000


        Class B Notes
----------------------------
                                 Principal
                                 Amount of
         Underwriter               Notes
 ----------------------------    -----------
Salomon Smith Barney Inc.         $7,059,000

Total........................     $7,059,000


        Class C Notes
-----------------------------
                                 Principal
                                 Amount of
         Underwriter               Notes
 ----------------------------   ------------


Salomon Smith Barney Inc.         $8,823,000

Total........................     $8,823,000


          The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the notes, if any are purchased.

          The bank has been advised by the underwriters that they propose initially to offer the notes to the public at the prices set forth on the cover page of this prospectus supplement and to dealers at prices less the initial selling concession, but not in excess of the percentages listed in the table below. The underwriters may allow, and the dealers may reallow, a concession to other dealers, but not in the excess of the reallowance concessions listed below. After the initial public offering of the notes, the public offering prices and the concessions, may be changed.

                                            Selling
                                          Concessions      Reallowance
                                        ---------------  ---------------
Class A-1 Notes.......................       0.093%           0.056%
Class A-2 Notes.......................       0.115%           0.069%
Class A-3 Notes.......................       0.135%           0.081%
Class A-4 Notes.......................       0.165%           0.099%
Class B Notes.........................       0.240%           0.144%
Class C Notes.........................       0.300%           0.180%

          The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of such transactions.

          The bank has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect thereof.

          Each underwriter has represented and agreed that:

     . it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 (the regulations) with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

     . it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the notes if that person is of a kind described in
          Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on; and

     . it has not offered or sold and, during the period of six months from the date hereof, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Regulations.

          In the ordinary course of its business, each underwriter and its respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with the bank and its affiliates.

                                 LEGAL MATTERS

          Certain legal matters relating to the issuance of the notes will be passed upon for the bank by Shaw Pittman, New York, New York and Washington, D.C. and for the underwriters by Dewey Ballantine LLP, New York, New York. George M. Rogers, Jr., who is associated with Shaw Pittman, is a director of the bank and a trustee of the parent of the bank.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Certificateholder of Chevy Chase Auto Receivables Trust 2000-1:

          We have audited the accompanying balance sheet of Chevy Chase Auto Receivables Trust 2000-1 (the "Trust") as of June 6, 2000. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Trust as of June 6, 2000, in conformity with accounting principles generally accepted in the United States.

Arthur Andersen LLP

Vienna, Virginia
June 6, 2000

                   CHEVY CHASE AUTO RECEIVABLES TRUST 2000-1
                                 BALANCE SHEET

                                  June 6, 2000

                                     ASSETS

          Cash..................................................     $1,000
                                                                     ------
          Total Assets..........................................     $1,000
                                                                     ======

                        LIABILITIES AND TRUST PRINCIPAL


      Interest in trust...........................................   $1,000
                                                                     ------
      Total liabilities and trust principal.......................   $1,000
                                                                     ======

The accompanying notes are an integral part of this financial statement.

                   CHEVY CHASE AUTO RECEIVABLES TRUST 2000-1

                          NOTES TO FINANCIAL STATEMENT

                                -----------------



          1.  Nature of Operations:

          Chevy Chase Auto Receivables Trust 2000-1 (the "Trust"), was formed in the State of Delaware on June 2, 2000. The Trust has been inactive since that date.

          The Trust was organized to engage exclusively in the following business and financial activities: to acquire motor vehicle retail installment sale contracts from the bank to issue and sell notes collateralized by its assets; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing.

          2.  Capital Contribution:

          Chevy Chase Bank F.S.B. purchased, for $1,000, a 100% beneficial ownership interest in the Trust.

                                  PROSPECTUS

             Auto Receivables Backed Securities Issuable in Series
                           CHEVY CHASE BANK, F.S.B.

                                 -------------

  This Prospectus describes certain Auto Receivables Backed Notes (the "Notes") and Auto Receivables Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be issued and sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Securities may include one or more classes of Notes and one or more classes of Certificates, which will be issued either by Chevy Chase Bank, F.S.B. (the "Bank") or by a trust to be formed or managed by the Bank for the purpose of issuing one or more series of such Securities (each, a "Trust"). The Bank together with any Trust issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer."

  Each series of Certificates will evidence beneficial interests in a segregated pool of assets (the related "Trust Property") and each series of Notes will represent indebtedness of the related Issuer secured by the related Trust Property, as described herein and in the related Prospectus Supplement. The Trust Property may consist of any combination of retail installment sale or finance contracts between manufacturers, dealers or certain other originators and retail consumers for the purchase of new and used automobiles, light duty trucks and vans (the "Contracts"), or participation interests therein, along with the related security interests in the underlying new and used automobiles, light duty trucks and vans, and property relating thereto (the "Vehicles"; together with the Contracts and the proceeds thereof the "Receivables") together with all monies received relating thereto. If and to the extent specified in the related Prospectus Supplement, credit or cash flow enhancement with respect to the related Trust Property or any Class of Securities may include any one or more of the following: a financial guaranty insurance policy issued by an insurer specified in the related Prospectus Supplement, a reserve account, yield maintenance account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements, including hedging or derivatives contracts. In addition to or in lieu of the foregoing, such credit or cash flow enhancement may be provided by means of subordination, cross-support among the Trust Properties or over-collateralization. See "Description of the Securities-- Credit and Cash Flow Enhancements." The Receivables in the Trust Property for a series have been or will be originated or acquired by the Bank or the Bank's wholly owned subsidiary Consumer Finance Corporation ("CFC"), or another affiliate of the Bank (each an "Affiliate"), as described herein and in the related Prospectus Supplement. Such Receivables will be serviced by a servicer (the "Servicer"), which will be the Bank unless otherwise described in the related Prospectus Supplement.

  Each series of Securities may include one or more classes (each, a "Class") entitled to disproportionate, nominal or no interest or principal distributions. The rights of one or more Classes of Securities of any series may be senior or subordinate to the rights of one or more of the other Classes of such series of Securities. A series may include two or more Classes of Securities which differ as to the timing, order or priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a series offered hereby, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such a Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See "Description of the Securities" and "Risk Factors--Maturity and Prepayment Considerations."

                                                 (cover continued on next page)

  Prospective investors should consider the factors set forth under "Risk Factors" at page 12 herein and in the related Prospectus Supplement.

                                 -------------

  THE NOTES OF A GIVEN SERIES REPRESENT NON-RECOURSE OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT OBLIGATIONS OF CFC, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE BANK, CFC, ANY SERVICER, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE BANK, CFC, ANY SERVICER, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR FOREIGN JURISDICTION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR FOREIGN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 -------------

  Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

  Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

              The date of this Prospectus is September 17, 1997.

(cover continued from previous page)

                             PROSPECTUS SUPPLEMENT

  The Prospectus Supplement relating to a series of Securities (or the Classes of a series of Securities) to be offered hereunder will set forth, among other things, with respect to such series of Securities (or such Classes): (i) a description of the Class or Classes of such Securities offered hereby; (ii) the rate of interest, the "Pass-Through Rate" or "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Class of such Securities; (iii) certain information concerning the Receivables; (iv) a description of insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, hedging agreements, derivatives contracts or other forms of Credit Enhancement, if any, relating to one or more pools of Receivables or all or part of such Class of such Securities; (v) the specified interest, if any, of such Class of such Securities in, and manner and priority of, the distributions from the Trust Property; (vi) information as to the nature and extent of subordination with respect to such series or Class of Securities, if any; (vii) the payment or distribution dates to Securityholders (as defined hereinafter); (viii) if other than the Bank, information regarding the Servicer(s) for the related Receivables; (ix) events of default or amortization events; (x) the circumstances, if any, under which the Certificates or the Notes may be subject to redemption, at the option of the Securityholder or of the Issuer; (xi) the operation of any Pre-Funding Account (as defined hereinafter); (xii) a description of the Issuer with respect to such series of Securities; (xiii) information regarding tax and ERISA (as defined hereinafter) considerations, including whether the Issuer will constitute a Financial Asset Securitization Trust ("FASIT") and the tax effects thereof; and (xiv) additional information with respect to the method of distribution of such Class of such Securities.

                             AVAILABLE INFORMATION

  The Bank has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

  The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

  No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents filed by the Bank with respect to the Registration Statement, either on its own behalf or on behalf of an Issuer, relating to any series of Securities (or Class thereof) referred to in the accompanying Prospectus Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of such Securities, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                          REPORTS TO SECURITYHOLDERS

  So long as the Securities are in book-entry form, monthly and annual reports concerning the Securities, the Issuer and the Trust Property will be furnished to the Depository Trust Company ("DTC") as registered holder of the Securities. DTC will supply such reports to Securityholders in accordance with its procedures. To the extent required by the Exchange Act, the Bank will provide financial information to the Securityholders which has been examined and reported upon, with an opinion expressed by, an independent public accountant; to the extent not so required, such financial information will be unaudited.

                               TABLE OF CONTENTS

                 Title                                                               Page No
                 -----                                                               -------
Prospectus Supplement..............................................................      2
Available Information..............................................................      2
Incorporation of Certain Documents by Reference....................................      2
Reports to Securityholders.........................................................      3
Prospectus Summary.................................................................      4
Risk Factors.......................................................................     12
The Trust Property.................................................................     16
The Issuers........................................................................     17
The Receivables....................................................................     17
Automobile Financing Programs......................................................     19
Pool Factors.......................................................................     19
Use of Proceeds....................................................................     20
The Lenders........................................................................     20
The Trustee(s).....................................................................     20
Description of the Securities......................................................     21
Description of the Trust Agreements................................................     28
Certain Legal Aspects of the Receivables...........................................     37
Certain Tax Considerations.........................................................     41
ERISA Considerations...............................................................     41
Methods of Distribution............................................................     41
Legal Opinions.....................................................................     42
Index of Terms.....................................................................     43
Annex I............................................................................    A-1

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series (or any Class thereof) offered hereby contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms."

Issuer......................  With respect to each series of Securities, either the Bank or a Trust to be formed or managed by the Bank. The Bank and any Trust issuing Securities pursuant to this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer" with respect to the related Securities. See "The Issuers."

Bank........................  Chevy Chase Bank, F.S.B., a federally chartered stock savings bank. The Bank's principal executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, and its telephone number is (301) 986-7000. See "The Lenders."

Servicer....................  Unless otherwise disclosed in a Prospectus
                              Supplement, the Servicer for each series of Securities will be the Bank.

Trustee.....................  The Trustee for each series of Securities (the
                              "Trustee") will be specified in the related
                              Prospectus Supplement. In addition, a Trust may separately enter into an Indenture and may issue Notes pursuant to such Indenture; in any such case the Trust and the Indenture will be administered by separate, independent trustees to the extent required by the rules and regulations under the Trust Indenture Act of 1939 and the Investment Company Act of 1940, as amended (the "Investment Company Act").

The Securities..............  Each Class of Securities of any series offered hereby will either comprise Certificates evidencing beneficial ownership interests in the related Trust Property, or Notes representing indebtedness of the related Issuer secured by the related Trust Property, as described herein and in the related Prospectus Supplement.

                              With respect to Certificates issued by a Trust, each Trust will be established, and the Certificates issued, pursuant to an agreement (each, a "Pooling Agreement") by and between the Bank, as transferor, and the Trustee named therein. Each Pooling Agreement will describe the related Trust Property.

                              With respect to Notes that represent debt issued by the related Issuer (which may be the Bank or a Trust), the Issuer will enter into an indenture (each, an "Indenture") by and between the Issuer and the Trustee named in such Indenture. Each Indenture will describe the related Trust Property which secures the debt issued by the related Issuer.

                              The Receivables comprising the Trust Property will be serviced by the Servicer pursuant to a servicing agreement (each, a "Servicing Agreement") by and between the Servicer and the related Issuer.

                              In the case of the Trust Property of any class of Securities, the contractual arrangements relating to the establishment of the related Trust, if any, the servicing of the related Receivables and the issuance of the related Securities may be contained in a single agreement, or in several agreement which combine certain aspects of the Pooling Agreement, the Servicing Agreement and the Indenture described above (for example, a pooling and servicing agreement or a servicing and collateral management agreement). For purposes of this Prospectus, the term "Trust Agreement" as used with respect to Trust Property means, collectively, and except as otherwise described in the related Prospectus Supplement, any and all agreements relating to the establishment of the related Trust, if any, the servicing of the related Receivables and the issuance of the related Securities. The term "Trustee" means any and all persons acting as a trustee pursuant to a Trust Agreement.

                              Securities Will Be Non-Recourse.

                               The Notes of a given series will represent non-recourse obligations of the related Issuer, and the Certificates of a given series will represent beneficial interests in the related Issuer and Trust Property only and will not represent interests in or recourse obligations of the Bank. In the case of Certificates that represent beneficial ownership interests in the related Issuer, the sole source of payment will be the related Trust Property and any other property specified in the related Prospectus Supplement. In the case of Notes that represent debt issued by the related Issuer, such Securities will have recourse solely to, and will be secured by, the related Trust Property and any other property specified in the related Prospectus Supplement. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of Credit Enhancement, such as a letter of credit or financial guaranty insurance policy, may constitute a full recourse obligation of the issuer of such Credit Enhancement.

                              General Nature of the Securities as Investments.

                               Unless otherwise disclosed in a Prospectus
                               Supplement, each Class of Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies (as defined herein).

                               Additionally, except to the extent provided in the related Prospectus Supplement, all of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be of the fixed-income type ("Fixed Income Securities"). Fixed Income Securities will generally be styled as having a notional or principal balance and a specified Interest Rate. Fixed Income Securities may consist of either Certificates representing beneficial ownership interests in the related Issuer, or Notes evidencing debt secured by the Trust Property held by the related Issuer.

                               Each series or Class of Fixed Income Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or variable Interest Rate, or determined pursuant to an index. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Fixed Income Securities described therein, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate. The applicable Prospectus Supplement will disclose the method for accruing interest on Fixed Income Securities.

                               A series may include one or more Classes of Fixed Income Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Fixed Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Fixed Income Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Distribution Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

                               If so provided in the related Prospectus
                               Supplement, a series may include one or more other Classes of Fixed Income Securities (collectively, the "Senior Securities") that are senior to one or more other Classes of Fixed Income Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Receivables.

                               In addition, certain Classes of Senior (or
                               Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

                              General Payment Terms of Securities.

                               As provided in the related Trust Agreement and as described in the related Prospectus Supplement, the holders of the Securities (the related "Securityholders") will be entitled to receive payments on their Securities on specified dates (each, a "Distribution Date"). Distribution Dates with respect to Fixed Income Securities will occur as described in the related Prospectus Supplement.

                               The related Prospectus Supplement will describe a date (the "Record Date") preceding such Distribution Date, as of which the Trustee or its paying agent will fix the identity of the

                               Securityholders for the purpose of receiving payments on the next succeeding Distribution Date. As described in the related Prospectus Supplement, the Distribution Date will be a specified day occurring monthly, quarterly or semi-annually.

                               Each Trust Agreement will describe a period
                               (each, a "Collection Period") preceding each Distribution Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Distribution Date occurs). As more fully described in the related Prospectus Supplement, collections received on or with respect to the related Receivables constituting the related Trust Property during a Collection Period will be required to be remitted by the Servicer to the related Trustee prior to the related Distribution Date and will be used to fund payments to Securityholders on such Distribution Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period), with the result that the related Securities will possess an interest- only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

                               In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders. Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purpose of (a) slowing the amortization rate of the related Securities relative to the installment payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to a specified amortization schedule. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

                               As more fully specified in the related
                               Prospectus Supplement, neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Bank, the related Servicer, any Trustee, or any of their respective affiliates.

                              Credit Enhancement.

                               If and to the extent specified in the related Prospectus Supplement, credit or cash flow enhancement with respect to any Class or series of Securities or the related Trust Property may include any one or more of the following: a financial guaranty insurance policy issued by an insurer specified in the related Prospectus Supplement, a reserve account, yield maintenance account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements, including hedging and derivatives contracts (collectively "Credit Enhancement"). In addition to or in lieu of the foregoing, Credit Enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Securities--Credit and Cash Flow Enhancements."

Master Trusts; Issuance of
 Additional Series..........  As may be described in the related Prospectus
                              Supplement, the Bank may cause one or more of the Trusts (such a Trust, a "Master Trust") to issue additional series of Securities from time to time. Under each Trust Agreement relating to a Master Trust (each, a "Master Trust Agreement"), the Bank may determine the terms of any such new series and may offer any such new series to the public or other investors, in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Description of the Trust Agreements--Master Trusts."

                              A new series to be issued by a Master Trust which has a series outstanding may only be issued upon satisfaction of the conditions described herein under "Description of the Trust Agreements-- Master Trusts". Securities issued out of a Master Trust generally will represent undivided interests in the entire pool of Receivables subject to such Master Trust.

The Residual Interest.......  With respect to certain Trusts, such as Master
                              Trusts, the "Residual Interest" at any time represents the rights to the related Trust Property in excess of the Securityholders' interest of all series then outstanding that were issued by such Trust. The Residual Interest in any Trust Property will fluctuate as the aggregate principal balance of Receivables of such Trust (the "Pool Balance") changes from time to time. A portion of the Residual Interest in any Trust may be sold separately in one or more public or private transactions. See "Description of the Trust Agreements--Master Trusts."

Cross-Collateralization.....  As described in the related Trust Agreement and the related Prospectus Supplement, the primary source of payment for Securities of each series will be the related Trust Property only.

                              However, as may be described in the related
                              Prospectus Supplement, a series or Class of Securities may include the right to receive moneys from a common pool of Credit Enhancement which may be available for more than one series of Securities, such as a master reserve account, master insurance policy or a master collateral pool consisting of similar Receivables.

Trust Property..............  As more fully specified in the related Prospectus
                              Supplement, the Trust Property will consist of certain Contracts, and generally will include a security interest in the related Vehicles. The Contracts are obligations for the purchase of the Vehicles, or evidence borrowings used to purchase the Vehicles. As specified in the related Prospectus Supplement, the Contracts may consist of any combination of Rule of 78s Contracts, Actuarial Contracts, Simple Interest Contracts (each, as defined hereinafter) or other forms of Contracts as described therein. See "The Receivables--The Contracts."

                              The related Prospectus Supplement will further describe the type and characteristics of the Contracts included in the Trust Property relating to the Securities offered pursuant to this Prospectus and the related Prospectus Supplement.

                              The Receivables comprising the Trust Property will be originated by the Bank or its affiliates or acquired by the Bank from other originators or owners of Receivables.

                              The Bank will either transfer a pool of
                              Receivables to a Trust pursuant to a Pooling
                              Agreement or a sale agreement, or will pledge the Bank's right, title and interest in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The relative rights and duties of the Bank, the Servicer and the related Trustee, if any, under the related Trust Agreement include those specified below and in the related Prospectus Supplement.

                              In addition, if so specified in the related
                              Prospectus Supplement, the Trust Property will include monies on deposit in a Pre-Funding Account (the "Pre-Funding Account") to be established with the related Trustee, which will be used to acquire Additional Receivables (as hereinafter defined) from time to time during the "Pre-Funding Period" specified in the related Prospectus Supplement. The amount on deposit in any Pre-Funding Account, if any, will be reduced during the related Pre-Funding Period by the amount thereof used to purchase Additional Receivables. Any amount remaining in the Pre-Funding Account at the end of the related Pre-Funding Period will be distributed to the related Securityholders on the Distribution Date immediately following the end of the Pre-Funding Period.

                              If and to the extent provided in the related
                              Prospectus Supplement, the Bank will be obligated (subject only to the availability thereof either to transfer to the related Trust or pledge to the related Trustee on behalf of the related Securityholders, additional Receivables
                              (the "Additional Receivables") from time to time during any Pre-Funding Period specified in the related Prospectus Supplement. See "Description of the Trust Agreements--Pre-Funding Accounts."

Yield Maintenance
 Accounts...................  Certain of the Receivables may have annual percentage rates of interest ("APR") which are less than the sum of the related Interest Rate, the Servicing Fee Rate and, if applicable, the rates at which the premium of a Credit Enhancer (as defined hereinafter) and the Trustee's fee are calculated (the sum of such rates, the "Required Rate"). In such event, a Yield Maintenance Account may be established as a segregated trust account into which the Issuer may make one or more deposits in an aggregate amount (the "Yield Maintenance Amount") necessary to fund any shortfall on interest collections which results from Receivables having an APR of less than the Required Rate.

Registration of Securities;
 Clearance and Settlement...  Unless otherwise set forth in a Prospectus
                              Supplement, the Securities of the series (or
                              Class thereof) offered hereby will initially be represented by one or more global securities registered in the name of Cede & Co. ("Cede") as the nominee of DTC or another depository. Securityholders must elect to hold their Securities through any of DTC (in the United States), Cedel Bank, societe anonyme ("Cedel") or Euroclear System ("Euroclear") (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. In such case, Securityholders will not be entitled to receive definitive securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement. See "Description of the Securities--Book-Entry Registration."

Repurchase Obligations of
 the Bank...................  As more fully described in the related Prospectus
                              Supplement, the Bank will be obligated to reacquire from the related Trust Property any Receivable which was transferred pursuant to a Pooling Agreement or pledged pursuant to an Indenture if the interest of the Securityholders therein is materially and adversely affected by a breach of any representation or warranty made by the Bank with respect to such Receivable, which breach has not been cured. In addition, if so specified in the related Prospectus Supplement, the Bank may from time to time reacquire certain Receivables of the Trust Property, subject to specified conditions set forth in the related Trust Agreement.

Servicer's Compensation.....  The related Servicer shall be entitled to receive a fee for servicing the related Trust Property equal to a specified percentage of the value of such Trust Property, as set forth in the related Prospectus Supplement. See "Description of the Trust Agreements--Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement.

Optional Termination........  The Servicer, the Issuer, or, if specified in the related Prospectus Supplement, certain other entities may, at their respective options, effect early retirement of a series of Securities under the circumstances and in the manner set forth herein under "Description of the Trust Agreements--Termination" herein and in the related Prospectus Supplement.

Mandatory Termination.......  The Trustee, the Servicer or certain other entities specified in the related Prospectus
                              Supplement may be required to effect early retirement of all or any portion of a series of Securities by soliciting competitive bids for the purchase of the Trust Property or otherwise, under other circumstances and in the manner specified in "Description of the Trust Agreements--Termination" herein and in the related Prospectus Supplement.

Tax Considerations..........  Securities of each series offered hereby will, for federal income tax purposes, constitute either (i) interests in a Trust treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) debt issued by a Trust or by the Bank, (iii) interests in a Trust treated as a partnership, (iv) interests in a Trust treated as debt of the Bank, or (v) "regular" or "high-yield interests" issued by a FASIT.

                              The Prospectus Supplement for each series of Securities (or Class thereof) offered hereby will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                              Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" in the related Prospectus Supplement.

ERISA Considerations........  The Prospectus Supplement for each series of
                              Securities (or Class thereof) offered hereby will summarize, subject to the limitations discussed therein, considerations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts. See "ERISA Considerations" in the related Prospectus Supplement.

Legal Investment............  The related Prospectus Supplement will describe each Class of Securities, if any, that will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act.

Ratings.....................  Each Class of Securities offered pursuant to this
                              Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more "national statistical rating organizations," as defined in the Exchange Act, and commonly referred to as "Rating Agencies." Such ratings will address, in the opinion of such Rating Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts of interest due on the related Securities and ultimate payment of all amounts of principal due thereon in accordance with the terms thereof. Such ratings will neither address any prepayment or yield considerations applicable to any Securities nor constitute a recommendation to buy, sell or hold any Securities.

                              The ratings expected to be received with respect to each Class of Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be set forth in the related Prospectus Supplement.

                                 RISK FACTORS

  Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities:

  Limited Liquidity. There can be no assurance that a secondary market for the Securities of any series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any series of Securities may indicate whether or not such series or any Class thereof will be listed on any securities exchange or whether any underwriter specified therein intends to establish and maintain a secondary market in such Securities.

  Ownership of Contracts. In connection with the issuance of any series of Securities, the Bank will originate or acquire Contracts or CFC will originate or acquire Contracts and assign them to the Bank. The Bank will warrant in the related Trust Agreement (i) if the Bank retains title to the Contracts, that the Trustee for the benefit of Securityholders has a valid security interest in such Contracts, or (ii) if the Bank transfers such Contracts to a Trust, that the transfer of the Contracts to such Trust either (x) is a valid assignment, transfer and conveyance of the Contracts to the Trust or (y) results in the related Trustee on behalf of the Securityholders having a valid security interest in such Contracts. As to be described in the related Prospectus Supplement, the related Trust Agreement will provide either that the Trustee will be required to maintain possession of the original copies of all Contracts that constitute chattel paper or that the Bank or the Servicer will retain possession of such Contracts; provided that in case the Bank retains possession of the related Contracts, the Servicer may take possession of such original copies as necessary for the enforcement of any Contract. If any Contracts remain in the possession of the Bank, the related Prospectus Supplement may describe specific trigger events that will require delivery of the Contracts to the Trustee. If the Bank, the Servicer, the Trustee or other third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party, in violation of the Trust Agreement, there is a risk that such other party could acquire an interest in such Contracts having a priority over the Issuer's interest. Furthermore, if the Bank, the Servicer or a third party, while in possession of the Contracts, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Contracts. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful, such attempt could result in losses to the Securityholders or an acceleration of the repayment of the Securities. The Bank will be obligated to repurchase any Contract transferred to a Trust by the Bank which remains a part of the related Trust Property if there is a breach of the Bank's representations and warranties that materially and adversely affects the interests of the Trust in such Contract and such breach has not been cured.

  Security Interests. The transfer of the Receivables and other property of the Trust by the Bank to a Trustee or a Trust pursuant to the related Trust Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As described in each Prospectus Supplement, the Servicer will take such action as is required to perfect the rights of the Trustee or Trust in the Receivables. Except as specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the related Issuer. See "Certain Legal Aspects of the Receivables".

  Each Contract will create a perfected security interest in the related Vehicle in favor of CFC or the Bank or their designees (and, if perfected in the name of CFC or the Bank, assigned pursuant to the related Trust Agreement to the related Trustee for the benefit of the Securityholders). However, to the extent provided in the related Prospectus Supplement, due to the administrative burden and expense, the certificates of title of the Vehicles securing certain Contracts which reflect the security interest of the applicable Lender (as defined herein) in such Vehicles may not be endorsed or amended to reflect the Trustee's interest therein or delivered to the Trustee. In the absence of such endorsement or amendment and delivery, the Trustee may not have a perfected security interest in such Vehicles. As a result, a trustee in bankruptcy of a Lender, or a receiver for the Bank, may be able to assert successfully that the Trust or the Trustee did not have a security interest in the Vehicle. In addition, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the name of the Trustee in the Vehicles.

  Restrictions on Recoveries. Unless specific limitations are described in the related Prospectus Supplement with respect to specific Contracts, all Contracts will provide that the obligations of the Obligors thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Obligor may have against the Bank or any other person or entity whatsoever. At the time of transfer to the related Trustee, the Bank will warrant that no claims or defenses have been asserted or threatened with respect to the Contracts and that all requirements of applicable law with respect to the Contracts have been satisfied.

  In the event that the Bank or the Servicer must rely on repossession and disposition of Vehicles to recover scheduled payments due on Defaulted Receivables (as defined in the related Trust Agreement), the Issuer may not realize the full amount due on a Contract (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Contract include whether endorsements or amendments to certificates of title relating to the Vehicles had been filed or such certificates have been delivered to the Trustee, whether financing statements to perfect the security interest in the Vehicles had been filed, depreciation, obsolescence, damage or loss of any Vehicle, and the application of federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

  Financial Institution Insolvency Risks. The Bank intends that each transfer by it to a Trustee or Trust will constitute either a valid sale and assignment of the Receivables or a grant of a security interest in the Receivables. To the extent the Bank grants a security interest in the Receivables transferred by it to the related Trustee, and such security interest is validly perfected before the occurrence of an insolvency event and is not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the Bank, its creditors, the FDIC, or other conservator or receiver or any federal banking agency or any other person, the Federal Deposit Insurance Act, as amended ("FDIA"), including as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"), provides generally that such security interest should not be subject to avoidance by the Federal Deposit Insurance Corporation (the "FDIC") as receiver or conservator for the Bank. Subject to clarification by regulations or interpretations, positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as receiver or conservator for the Bank, would interfere with the timely transfer to the related Trustee of payments collected on the related Receivables. If, however, the FDIC were to assert a contrary position, such as requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Bank as provided under the FDIA, delays in payments on the Securities and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed as conservator or receiver for the Bank, has the power under the FDIA to repudiate contracts, including secured contracts of the Bank. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." In the event the FDIC were to be appointed as conservator or receiver of the Bank and were to repudiate a Trust Agreement, then the amount payable out of available collections on the related Receivables to the related Securityholders could be lower than the outstanding principal and accrued interest on the related Securities.

  Insurance on Vehicles. Each Receivable generally requires the related Obligor to maintain insurance covering physical damage to the Vehicle in an amount not less than the unpaid principal balance of such Receivable pursuant to which the Bank (or CFC in the case of Receivables originated or acquired by CFC) is named as a loss payee. Since the Obligors select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies vary.

  In addition, although each Receivable generally gives the applicable Lender the right to force place insurance coverage in the event the required physical damage insurance on a Vehicle is not maintained by an Obligor, neither the Lender nor the Servicer is obligated to place such coverage. In the event insurance coverage is not maintained by Obligors and coverage is not force placed, then insurance recoveries may be limited in the event of losses or casualties to Vehicles included in the Trust Property, as a result of which Securityholders could suffer a loss on their investment.

  Delinquencies and Losses. There can be no assurance that the historical levels of delinquencies and losses experienced by a Lender on its respective loan and vehicle portfolio will be indicative of the performance of the Contracts included in a Trust or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the local, regional or national economies or other events.

  Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class of Securities of a series may be subordinated in priority of payment to interest and principal due on other Classes of Securities of a related series. Moreover, the Trust Property will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, the related reserve account and any other Credit Enhancement. The Securities represent obligations solely of the related Trust or debt secured by the related Trust Property, and will not represent a recourse obligation to other assets of the Bank or any of its affiliates. No Securities of any series will be insured or guaranteed by the Bank, CFC, the Servicer, or the applicable Trustee. Consequently, holders of the Securities of any series must rely for repayment primarily upon payments on the Receivables and, if and to the extent available, the reserve account, if any, and any other Credit Enhancement, all as specified in the related Prospectus Supplement.

  Master Trusts. As may be described in the related Prospectus Supplement, a Master Trust may issue from time to time more than one series. While the terms of any additional series will be specified in a supplement to the related Master Trust Agreement, the provisions of such supplement and, therefore, the terms of any additional series, will not be subject to prior review by, or consent of, holders of the Securities of any series previously issued by such Master Trust. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or Credit Enhancements and any other provisions which are made applicable only to such series. The obligation of the related Trustee to issue any new series is subject to the condition, among others, that such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Securities of any outstanding series (any such reduction or withdrawal is referred to herein as a "Ratings Effect"). There can be no assurance, however, that the terms of any series might not have an impact on the timing or amount of payments received by a Securityholder of another series issued by the same Master Trust. See "Description of the Trust Agreements--Master Trusts."

  Book-Entry Registration. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement. In addition, beneficial owners of Securities may not be recognized as Securityholders under the terms of a Trust Agreement and may exercise rights only indirectly through DTC, Cedel or Euroclear.

  Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

  Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants (as defined hereinafter) which thereafter will be required to credit them to the accounts of the applicable Class of Securityholders either directly or indirectly through Indirect Participants (as defined hereinafter). See "Description of the Securities--Book Entry Registration."

  Security Rating. The rating of Securities secured by external Credit Enhancement will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the related Securities.

  Maturity and Prepayment Considerations. Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the related Contracts, the rate of payment of principal on the Securities cannot be predicted. Payments on the Contracts will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Contracts), payments upon the liquidation of Defaulted Contracts, payments upon acquisitions by the Servicer or the Bank of Contracts from the related Trust Property on account of a breach of certain representations and warranties in the related Trust Agreement, and payments upon an optional acquisition by the Servicer or the Bank of Contracts from the related Trust Property (any such voluntary or involuntary prepayment or other early payment of a Contract, a "Prepayment"). The rate of early terminations of Contracts due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Receivables. In addition, the yield to maturity on certain other types of classes of Securities, including Strip Securities, Accrual Securities or certain other Classes in a series including more than one Class of Securities, may be relatively more sensitive to the rate of prepayment of the related Contracts than other Classes of Securities.

  The rate of Prepayments of Contracts cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local, regional and national economic conditions. Therefore, no assurance can be given as to the level of Prepayments that a Trust will experience.

  Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

  Limitations on Interest Payments and Repossessions. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, an Obligor who enters military service after the origination of the related Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Receivable and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Receivables. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to repossess a Vehicle during the Obligor's period of active duty status. Thus, in the event that such a Receivable goes into default, there may be delays and losses occasioned by the inability of the Servicer to realize upon the Vehicle in a timely fashion.

  Financial Condition of the Bank. The Bank is generally not obligated to make any payments in respect of the Securities or the Receivables of a specific Trust. If the Bank were acting as the Servicer and thereafter ceases so to act, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

  In certain circumstances, the Bank will be required to acquire Receivables from the related Trust Property with respect to which such representations and warranties have been breached. In the event that the Bank is incapable of complying with its reacquire obligations and no other party is obligated to perform or satisfy such obligations, Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

  The related Prospectus Supplement will set forth certain information regarding the Bank. In addition, the Bank files reports and other information with the OTS.

  Consumer Protection Laws. The Receivables are subject to federal and state consumer protection laws which impose requirements with respect to the making, transfer, acquisition, enforcement and collection of consumer loans. Such laws, as well as any new laws or rules which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables. In addition, failure by the Bank to have complied, or the Servicer to comply, with such requirements could adversely affect the enforceability of the Receivables. The Bank will make representations and warranties relating to the validity and enforceability of the Receivables and its compliance with applicable law in connection with its performance of the transactions contemplated by the related Trust Agreement. Pursuant to such Trust Agreement, if the Trust's interest in a Receivable is materially and adversely affected by the failure of a Receivable to comply with applicable requirements of consumer protection law, such Receivable will be repurchased by the Bank. The sole remedy if any such representation or warranty is not complied with and such noncompliance continues beyond the applicable cure period is that the Receivables affected thereby will be repurchased by the Bank.

                              THE TRUST PROPERTY

  The Trust Property will include, as specified in the related Prospectus Supplement, (i) a pool of Receivables, (ii) all monies (including accrued interest) due or received thereunder on or after the date on which the payments made with respect to the Receivables are payable to the related Trustee (the applicable "Cut-off Date"), (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Trust Agreement, as described below and in the related Prospectus Supplement, (iv) the security interests, if any, in the Vehicles relating to such pool of Receivables, (v) unless otherwise specified in the related Prospectus Supplement, the right to proceeds from claims on physical damage, credit life insurance and disability policies or other policies, if any, covering such Vehicles or the related Obligors, as the case may be, (vi) the proceeds of any repossessed Vehicles related to such pool of Receivables, (vii) the rights of the Bank under agreements pursuant to which the Bank may have acquired such Receivables, (viii) interest earned on certain short-term investments held as part of such Trust Property, unless the related Prospectus Supplement specifies that such earnings may be paid to the Servicer, the Bank or another person, and (ix) if so specified in the related Prospectus Supplement, Additional Receivables which may be added to the Trust Property from time to time. The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account, which will be used by the Trustee to acquire or receive a security interest in Additional Receivables from time to time during the Pre-Funding Period specified in the related Prospectus Supplement. See "Description of the Trust Agreement--Pre-Funding Accounts." In addition, to the extent specified in the related Prospectus Supplement, some combination of Credit Enhancements may be issued to or held by the Trustee on behalf of the related Trust for the benefit of the holders of one or more Classes of Securities.

  The Receivables comprising the Trust Property will, as specifically described in the related Prospectus Supplement, be purchased or originated by the Bank, its wholly-owned subsidiary, CFC, or another originator (each, a "Lender" and together, the "Lenders"). The underwriting criteria applicable to the Receivables included in any Trust Property will be described in all material respects in the related Prospectus Supplement.

  The Trust Property will include Receivables with respect to which the related Contract or the related Vehicles are subject to federal or state registration or titling requirements applicable to motor vehicles.

  The Receivables included in the Trust Property will be selected from those Receivables held by the Lenders based on the criteria specified in the applicable Trust Agreement and described herein or in the related Prospectus Supplement.

  With respect to each series of Securities, on or prior to the date on which the Securities are delivered to Securityholders (the "Closing Date"), the Bank will either (i) transfer the related Receivables into a Trust pursuant to a Pooling Agreement between the Bank and the Trustee or (ii) enter into an Indenture with a Trustee relating to the issuance of such Securities, secured by the related Receivables.

                                  THE ISSUERS

  With respect to each series of Securities, the Bank will either issue such Securities or will establish a separate Trust that will issue such Securities, in either case pursuant to the related Trust Agreement. For purposes of this Prospectus and the related Prospectus Supplement, the Bank or, in the case of Securities issued by a Trust, such Trust shall be referred to as the Issuer with respect to the related Securities.

  Upon the issuance of the Securities of a given series, the proceeds from such issuance will be used by the related Trustee to acquire the related Receivables. The Servicer will service the related Receivables pursuant to the applicable Servicing Agreement, and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicer may be appointed custodian for the related Receivables by each Trustee and the Bank, as may be set forth in the related Prospectus Supplement.

  If the protection provided to the Securityholders of a given Class by the subordination of another Class of Securities of such series and by the availability of the funds in the reserve account, if any, or any other Credit Enhancement for such series is insufficient, the Issuer must rely solely on the payments from the Obligors on the related Contracts, and the proceeds from the sale of Vehicles which secure the Defaulted Contracts. In such event, certain factors may affect such Issuer's ability to realize on the collateral securing such Contracts, and thus may reduce the proceeds to be distributed to the Securityholders of such series or Class.

                                THE RECEIVABLES

Receivables Pools

  Information with respect to the Receivables in the related Trust Property will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by geographic concentration, APR and current principal balance as of the applicable Cut-off Date.

The Contracts

  As specified in the related Prospectus Supplement, the Contracts may consist of any combination of Rule of 78s Contracts, Actuarial Contracts or Simple Interest Contracts. Generally, "Rule of 78s Contracts" provide for fixed level monthly payments which will amortize the full amount of the Contract over its term. The Rule of 78s Contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method (the "Rule of 78s"). Each Rule of 78s Contract provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of APR for the term of such Contract. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Contract are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, as specified in the related Prospectus Supplement, all payments received by the Servicer on or in respect of the Rule of 78s Contracts may be allocated on an actuarial or simple interest basis.

  If an Obligor elects to prepay a Rule of 78s Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Contract is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Contract calculated in accordance with the Rule of 78s will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Contract for which all payments were made on schedule. Distributions to Securityholders may not be affected by Rule of 78s rebates under the Rule of 78s Contract because pursuant to the related Prospectus Supplement such distributions may be determined using the actuarial or simple interest method.

  Generally, the "Actuarial Contracts" provide for amortization of the loan over a series of fixed level payment monthly installments. A fixed, scheduled amount is due monthly on a specified date; the application of the payment to principal and interest is not affected by whether the payment was received on the scheduled due date, or early or late.

  "Simple Interest Contracts" provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Contracts, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

Delinquencies and Losses

  Certain information relating to a Lender's delinquency and loss experience with respect to Contracts it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all Contracts in such Lender's portfolio during certain specified periods. There can be no assurance that the delinquency and loss experience on any Trust Property will be comparable to such Lender's prior experience.

Maturity and Prepayment Considerations

  As more fully described in the related Prospectus Supplement, if a Contract permits a Prepayment, such payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of Prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Bank will be obligated to and may have the right to reacquire Receivables from the related Trust Property pursuant to the applicable Trust Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from Prepayments will be borne entirely by the related Securityholders.

  The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of Securities, together with a description of any applicable prepayment penalties.

                         AUTOMOBILE FINANCING PROGRAMS

Underwriting Procedures

  Each Receivable was originated or purchased by a Lender after a review by such Lender in accordance with its established underwriting procedures. Each Lender has its own underwriting procedures which will be described in all material respects in the related Prospectus Supplement; however, some of the current underwriting practices of the Lenders are noted in the following paragraphs.

  Generally, the underwriting procedures of the Lenders are designed to provide a basis for assessing the Obligor's ability and willingness to repay the loan. In conducting this assessment, the Lenders consider the Obligor's ratio of debt to income and evaluate the Obligor's credit history through a review of a written credit report compiled by a recognized consumer credit reporting bureau. The Obligor's equity in the collateral and the terms of the loan are of secondary importance in the Lender's analysis. The Lenders' guidelines are intended only to provide a basis for lending decisions, and exceptions to such guidelines may, within certain limits, be made based upon the credit judgment of the lending officer. The Lenders periodically conduct quality audits to ensure compliance with their established policies and procedures.

  CFC's underwriting guidelines relate to a category of lending in which loans may be made to applicants who have experienced certain adverse credit events (and therefore would not necessarily meet all of the Bank's guidelines for its traditional loan program) but who meet certain other creditworthiness tests. Such loans generally experience higher rates of delinquencies, repossessions and losses, especially under adverse economic conditions, as compared with loans originated pursuant to the Bank's traditional lending program.

Selection Criteria

  The Receivables with respect to each issuance of Securities will be selected from the applicable Lender's portfolios on the basis of a number of criteria specified in the related Prospectus Supplement, including the following:
(i) original term to maturity, (ii) final maturity date, (iii) except as otherwise disclosed, Contracts which provide for level monthly payments that fully amortize the amount financed over the original term, (iv) maximum number of days delinquent and (v) Contracts which have an unpaid principal balance of not less than a specified amount as of the applicable Cut-Off Date.

  Contracts are generally prepayable at any time. The Bank can make no prediction as to the actual prepayment experience on the Receivables.

  The composition, distribution by APR and geographical distribution of the Receivables as of the applicable Cut-Off Date will be as set forth in the applicable Prospectus Supplement.

                                 POOL FACTORS

  The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Distribution Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original face amount of such Securityholder's Securities and (ii) the applicable Pool Factor.

  As more specifically described in the related Prospectus Supplement with respect to each series of Securities, the related Securityholders of record will receive reports on or about each Distribution Date concerning the payments received on the Receivables, the Pool Balance, each Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                USE OF PROCEEDS

  Except as provided in the related Prospectus Supplement, the proceeds from the sale of the Securities of a given series will be used by the Bank or a Trust for the acquisition of the related Receivables, to fund reserve accounts, for issuance expenses, and/or general corporate purposes, including, without limitation, the acquisition of additional Receivables, the repayment of indebtedness and general working capital purposes.

                                  THE LENDERS

General

  The Bank, which is one of the Lenders, is a federally chartered stock savings bank. The Bank's home office is located at 7926 Jones Branch Drive, McLean, Virginia 22102, and the Bank's principal executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815. The Bank's telephone number is (301) 986-7000. The Bank is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision (the "OTS") within the Department of the Treasury and by the FDIC. Deposits at the Bank are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund ("SAIF"), which is administered by the FDIC. For further information regarding the Bank, its assets, capitalization, and regulatory status and the effect of current legislation, see the related Prospectus Supplement.

  The other Lender, CFC, is a wholly-owned subsidiary of the Bank, formed in December 1994 for the purpose of providing automobile financing to applicants who may have experienced certain adverse credit events.

                                THE TRUSTEE(S)

  The Trustee for each series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement.

  With respect to each series of Securities, the procedures for the resignation or removal of the Trustee and the appointment of a successor Trustee shall be specified in the related Prospectus Supplement to the extent such procedures differ from those described herein under "Description of the Trust Agreements--Duties and Immunities of the Trustee."

                         DESCRIPTION OF THE SECURITIES

General

  The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Trust Agreement. The following summaries (together with additional summaries under "Description of the Trust Agreements" below) describe all material terms and provisions relating to the Securities common to each Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Agreement for the related Securities and the related Prospectus Supplement.

  This Prospectus refers to series of Securities offered hereunder and under the related Prospectus Supplement; however, if only certain Classes of a Series are offered hereunder and under the related Prospectus Supplement, such reference shall be limited to the Classes offered hereunder and under the related Prospectus Supplement, unless the context otherwise requires.

  All of the Securities of a series (or Class thereof) offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

  The Securities will generally be styled as having a principal or notional balance and a specified Interest Rate. The Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

  Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate, or tied to an index. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities offered thereby, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.

  A series may include one or more Classes of Strip Securities entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Distribution Date (as hereinafter defined) or in the manner described in the related Prospectus Supplement.

  If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

  In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

General Payment Terms of Securities

  As provided in the related Trust Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Distribution Dates. Distribution Dates with respect to the Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

  The related Prospectus Supplement will describe the Record Date preceding such Distribution Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Distribution Date. Unless otherwise described in the related Prospectus Supplement, the Distribution Date may be the fifteenth day of each month (or, in the case of quarterly-pay Securities, the fifteenth day of every third month; and in the case of semi-annual pay Securities, the fifteenth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Distribution Date occurs.

  Each Trust Agreement will describe a Collection Period preceding each Distribution Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Distribution Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables constituting the related Trust Property during a Collection Period will be required to be remitted by the Servicer to the related Trustee prior to the related Distribution Date and will be used to fund payments to Securityholders on such Distribution Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

  In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders. Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purposes of (a) slowing the amortization rate of the related Securities relative to the installment payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

  Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Bank, CFC, the Servicer, any Trustee or any of their respective affiliates unless specifically set forth in the related Prospectus Supplement.

  As may be described in the related Prospectus Supplement, Securities of each series covered by a particular Trust Agreement will either evidence specified beneficial ownership interests in the Trust Property, or will represent debt secured by the related Trust Property. To the extent that any Trust Property includes certificates of interest or participations in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

Book-Entry Registration

  As may be described in the related Prospectus Supplement, Securityholders of a given series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  Cede, as nominee for DTC, will hold the global Securities in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

  Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  The Securityholders of a given series or Class thereof that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such series or Class may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series or Class thereof will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given series or Class thereof may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. It is anticipated that the only "Securityholder" in respect of any series or Class thereof that is issued in book-entry form will be Cede, as nominee of DTC. Securityholders of such series or Class thereof will not be recognized as Securityholders of such series or Class, and such Securityholders will be permitted to exercise the rights of Securityholders of such series or Class only indirectly through DTC and its Participants.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given series or Class among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given series or Class have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such series or Class. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given series or Class to pledge Securities of such series or

Class to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

  DTC will advise the Trustee in respect of each series or Class that it will take any action permitted to be taken by a Securityholder of the related series or Class only at the direction of one or more Participants to whose accounts with DTC the Securities of such series or Class are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Bank of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

  Except as required by law, the Trustee in respect of a series will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Securities

  As may be described in the related Prospectus Supplement, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given series or Class thereof or their nominees, rather than to DTC or its nominee, only if (i) the Servicer advises the Trustee of the applicable series or Class in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such series or Class of Securities and such Trustee or the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its option, elects to terminate the book-entry system through DTC with respect to such series or Class, or (iii) after the occurrence of a default by the Servicer under the related Trust Agreement, Securityholders representing at least a majority of the outstanding principal amount of such series or Class of Securities advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

  Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

  Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

  Definitive Securities in respect of a given series or Class of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Distributions

  With respect to each series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the holders of Notes (the "Noteholders") and by the applicable Trustee to the holders of Certificates (the "Certficateholders") of such series. The timing, calculation, allocation, order, source, priorities of and requirements for each Class of Noteholders and all distributions to each Class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

  With respect to each series of Securities, on each Distribution Date collections on the related Receivables will be distributed to Securityholders, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a Class of Securities of a given series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

Credit and Cash Flow Enhancements

  The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each Class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, Credit Enhancement may be in the form of an insurance policy, subordination of one or more Classes of Securities, reserve accounts, yield maintenance accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement, or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and Credit Enhancement for a series of Securities may cover one or more other series of Securities.

  The presence of Credit Enhancement for the benefit of any Class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses on their Securities. As more specifically provided in the related Prospectus Supplement, the Credit Enhancement for a Class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon under all circumstances. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other series.

Waiver of Past Defaults

  The Securityholders of Securities evidencing more than the percentage specified in the related Trust Agreement of the outstanding principal balance of the related Securities (the "Security Principal Balance"), with the consent of the related Credit Enhancer, or a Credit Enhancer, may waive certain defaults by the Servicer in the performance of its obligations under a Trust Agreement. No such waiver shall impair any Credit Enhancer's or the Securityholders' rights with respect to subsequent defaults.

Optional Termination

  A Trust Agreement may provide that on any Distribution Date following the Record Date on which the Pool Balance is a specified percentage or less of the Security Principal Balance of the related Securities at issuance (the "Original Security Principal Balance"), the Bank will have the option to acquire all rights, title and interest in all, but not less than all, Receivables held as part of the related Trust Property, by paying to the related Trustee for retirement of the Securities an amount equal to the aggregate Purchase Amounts for the Receivables, together with any Reimbursement Amounts then owed to any Credit Enhancer pursuant to the terms of the Credit Enhancement and the related agreements (the "Reimbursement Amounts").

Reports to Securityholders

  With respect to each series of Securities, on or about each Distribution Date for such series, the Servicer or the related Trustee will forward or cause to be forwarded to each holder of record of such Class of Securities a statement or statements with respect to the related Trust Property setting forth the information specifically described in the related Trust Agreement, which generally will include the following information:

    (i) the amount of the distribution with respect to each Class of Securities;

    (ii) the amount of such distribution allocable to principal;

    (iii) the amount of such distribution allocable to interest;

    (iv) the Pool Balance, if applicable, as of the close of business on the last day of the related Collection Period;

    (v) the aggregate outstanding principal balance and the Pool Factor for each Class of Securities after giving effect to all payments reported under
  (ii) above on such Distribution Date;

    (vi) the amount paid to the Servicer, if any, with respect to the related Collection Period;

    (vii) the amount of the aggregate Purchase Amounts for Receivables that have been reacquired, if any, for such Collection Period; and

    (viii) the amount of coverage under any letter of credit, financial guaranty insurance policy, reserve account, yield maintenance account or other form of Credit Enhancement covering default risk as of the close of business on the applicable Distribution Date.

  Each amount set forth pursuant to subclauses (i), (ii), (iii) and (v) with respect to the Securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Securities, as applicable. The actual information to be set forth in statements to Securityholders of a series will be described in the related Prospectus Supplement.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.

Indexed Securities

  To the extent so specified in any Prospectus Supplement, any Class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable at the final scheduled Distribution Date (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable Prospectus Supplement (such Indexed Securities, "Currency Indexed Securities"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity Indexed Securities"); (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "Stock Indexed Securities"); or (iv) such other objective price or economic measures as are described in the applicable Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

  If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall in the absence of manifest error be binding on all parties.

  Interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement (the "Face Amount"). The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Distribution Date will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment, or another amount described in such Prospectus Supplement.

                      DESCRIPTION OF THE TRUST AGREEMENTS

  The following summary describes certain terms of each Trust Agreement pursuant to which the related Trust Property will be held and the related Securities will be issued. For purposes of this Prospectus, the term Trust Agreement as used with respect to a series of Securities means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust Property, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture, (i.e. pursuant to which any Notes shall be issued). Forms of the Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Agreements.

Conveyance of Receivables

  Except as expressly set forth in the related Trust Agreement, on the Closing Date, the Bank will transfer, without recourse, Receivables acquired by the Bank and originated or acquired by the Bank, another Lender or another originator either to a Trust pursuant to a Pooling Agreement or a Sale Agreement, or will pledge, without recourse, the Bank's right, title and interests in and to such Receivables to a Trustee on behalf of the related Securityholders pursuant to an Indenture. The obligations of the Bank and the Servicer under the related Trust Agreement include those specified below and in the related Prospectus Supplement.

  As more fully described in the related Prospectus Supplement, the Bank will be obligated to reacquire from the related Trust Property its interest in any Receivable transferred to a Trust or pledged to a Trustee on behalf of Securityholders if the interest of the Securityholders therein is materially and adversely affected by a breach of any representation or warranty made by the Bank with respect to such Receivable, which breach has not been cured following the discovery by or notice to the Bank of the breach. In addition, if so specified in the related Prospectus Supplement, the Bank may from time to time reacquire certain Receivables or substitute other Receivables for such Receivable subject to specified conditions set forth in the related Trust Agreement.

  Possible representations and warranties may include, among other things, that (i) the information provided with respect to the Receivables is correct in all material respects; (ii) the Obligor on each Receivable is generally required to obtain physical damage and theft insurance in accordance with the related Lender's normal requirements; (iii) at the date of issuance of the Securities, the Receivables are free and clear of all security interests, liens, charges, and encumbrances and no setoffs, defenses, or counterclaims against the Bank have been asserted or threatened (other than the interest of the Trustee); (iv) on the Closing Date, each of the Receivables is or will be secured by a first priority perfected security interest in the Vehicle in favor of the applicable Lender; and (v) each Receivable, at the time it was originated or purchased, complied, and on the Closing Date complies, in all material respects, with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws.


Accounts

  With respect to each series of Securities, the Servicer will establish and maintain one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). Unless otherwise specified in the related Prospectus Supplement, the Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts withdrawn from the Collection Account and the reserve account or received under other Credit Enhancement, if any, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").

  Any other accounts to be established with respect to a Trust, including any reserve account, will be described in the related Prospectus Supplement.

  For any series of Securities, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by the Bank, the Servicer or their respective affiliates or other trusts created by the Bank or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the related Distribution Date. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account, a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Distribution Date and shall be treated as collections of interest on the related Receivables.

  Unless otherwise specified in the related Prospectus Supplement, the Trust Accounts will be maintained as Eligible Deposit Accounts. Unless otherwise specified in the related Prospectus Supplement, "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. Unless otherwise specified in the related Prospectus Supplement, "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either
(w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

Mandatory Repurchase of Receivables

  Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any representation or warranty with respect to the Receivables described under "--Conveyance of Receivables," which breach or failure materially and adversely affects a Receivable or the interests of the related Trust, the Securityholders or a Credit Enhancer in such Receivable, the Bank, unless such breach or failure has been cured, will be required to reacquire such Receivable from the Trustee for the Purchase Amount. The Purchase Amount is payable on the date on which the amounts to be distributed on the related Distribution Date are to be determined (the "Determination Date") in such subsequent Collection Period. The repurchase obligation will constitute the sole remedy available to the Securityholders or the Trustee against the Bank for any such uncured breach or failure.

  The "Purchase Amount" of any Receivable means, with respect to any Distribution Date an amount equal to the sum of (a) the outstanding principal balance of such Receivable as of the last day of the preceding Collection Period and (b) the amount of accrued interest on such principal balance at the related APR from the date a payment was last made by or on behalf of the Obligor through the Determination Date immediately preceding such Distribution Date, and after giving effect to the receipt of monies collected on such Receivable in such preceding Collection Period.

Yield Maintenance Account and Yield Maintenance Agreement

  If so provided in the related Prospectus Supplement, pursuant to the related Trust Agreement and/or a Yield Maintenance Agreement (as such term is defined in the related Prospectus Supplement, the "Yield Maintenance Agreement") a Yield Maintenance Account may be established for the related series.

  Each Yield Maintenance Account will be designed solely to hold funds to be applied by the applicable Trustee to provide payments to Securityholders in respect of Receivables the APR of which is less than the Required Rate.

  Monies on deposit in the Yield Maintenance Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Yield Maintenance Agreement. If so specified in the related Prospectus Supplement, investment earnings on investment of funds in a Yield Maintenance Account will be deposited into such Yield Maintenance Account.

  If a Yield Maintenance Account is established with respect to any Securities as to which a Pre-Funding Account has been established, the Bank and the related Indenture Trustee or applicable Trustee, will enter into a Yield Maintenance Agreement pursuant to which, on each subsequent transfer date, the Bank will deposit into the Yield Maintenance Account the Additional Yield Maintenance Amount (as such term is defined in the related Prospectus Supplement, the "Additional Yield Maintenance Amount") in respect of the related Receivables. Each Yield Maintenance Agreement will affect only Receivables having an APR less than the related Required Rate.

Master Trusts

  As may be described in the related Prospectus Supplement, each Trust Agreement may provide that, pursuant to any one or more supplements thereto, the Bank may direct the related Trustee to issue from time to time new series subject to the conditions described below (each such issuance a "Master Trust New Issuance"). Each Master Trust New Issuance will have the effect of decreasing the Residual Interest in the related Master Trust. Under each such Master Trust Agreement, the Bank may designate, with respect to any newly issued series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its Interest Rate (or formula for the determination thereof); (iv) the Distribution Dates and the date or dates from which interest shall accrue; (v) the method for allocating collections to Securityholders of such series; (vi) any bank accounts to be used by such series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees;
(viii) the provider and terms of any form of Credit Enhancement with respect thereto; (ix) the terms on which the Securities of such series may be repurchased or remarketed to other investors; (x) the number of Classes of Securities of such series, and if such series consists of more than one Class, the rights and priorities of each such Class; (xi) the extent to which the Securities of such series will be issuable in book-entry form; (xii) the priority of such series with respect to any other series; and (xiii) any other relevant terms. None of the Bank, the Servicer, the related Trustee or any Master Trust is required or intends to obtain the consent of any Securityholder of any outstanding series to issue any additional series.

  Each Master Trust Agreement provides that the Bank may designate terms such that each Master Trust New Issuance has an amortization period which may have a different length and begin on a different date than such periods for any series previously issued by the related Master Trust and then outstanding. Moreover, each Master Trust New Issuance may have the benefits of Credit Enhancements issued by Credit Enhancers different from the providers of the Credit Enhancement, if any, with respect to any series previously issued by the related Master Trust and then outstanding. Under each Master Trust Agreement, the related Trustee shall hold any such Credit Enhancement only on behalf of the Securityholders to which such Credit Enhancement relates. The Bank will have the option under each Master Trust Agreement to vary among series the terms upon which a series may be repurchased by the Issuer or remarketed to other investors. As more fully described in the related Prospectus Supplement, there is no limit to the number of Master Trust New Issuances that the Bank may cause under a Master Trust Agreement. Each Master Trust will terminate only as provided in the related Master Trust Agreement. There can be no assurance that the terms of any Master Trust New Issuance might not have an impact on the timing and amount of payments received by Securityholders of another series issued by the same Master Trust.

  Under each Master Trust Agreement and pursuant to a related supplement, a Master Trust New Issuance may only occur upon the satisfaction of certain conditions provided in each such Master Trust Agreement. Unless otherwise specified in the related Prospectus Supplement, the obligation of the related Trustee to authenticate the Securities of any such Master Trust New Issuance and to execute and deliver the supplement to the related Master Trust Agreement is subject to the satisfaction of the following conditions: (a) on or before the date upon which the Master Trust New Issuance is to occur, the Bank shall have given the related Trustee, the Servicer, the Rating Agency and certain related providers of Credit Enhancement, if any, written notice of such Master Trust New Issuance and the date upon which the Master Trust New Issuance is to occur; (b) the Bank shall have delivered to the related Trustee a supplement to the related Master Trust Agreement, in form satisfactory to such Trustee, executed by each party to the related Master Trust Agreement other than such Trustee; (c) the Bank shall have delivered to the related Trustee any related Credit Enhancement agreement; (d) the related Trustee shall have received confirmation from the Rating Agency that such Master Trust New Issuance will not result in any Rating Agency reducing or withdrawing its rating with respect to any other series or Class of such Trust; (e) the Bank shall have delivered to the related Trustee, the Rating Agency and certain providers of Credit Enhancement, if any, an opinion of counsel acceptable to the related Trustee that for federal income tax purposes (i) the Master Trust New Issuance will not cause the related Master Trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) such Master Trust New Issuance will not affect the tax characterization as debt of Securities of any outstanding series or Class issued by such Master Trust that were characterized as debt at the time of their issuance and (iii) such Master Trust New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Securityholders or the related Master Trust; and (f) any other conditions specified in any supplement. Upon satisfaction of the above conditions, the related Trustee shall execute the supplement to the related Master Trust Agreement and issue the Securities of such new series.

The Servicer

  The Servicer under each Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be the Bank or an affiliate of the Bank and may have other business relationships with the Bank or the Bank's affiliates. The Servicer with respect to each series will service the Receivables constituting the related Trust Property for such series. Any Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

  To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee will appoint the Servicer as initial custodian of the Receivables. The Servicer, in its capacity as custodian, will hold the Receivables and all electronic entries, documents, instruments and writings relating thereto (each, a "Receivable File"), either directly or through sub-servicers, on behalf of the Trustee for the benefit of Securityholders and the related Credit Enhancer, if any. The Servicer may designate CFC to act as Custodian with respect to Receivables Files relating to the CFC Receivables.

  The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Trust Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Securityholders will constitute a Servicer Default by the Servicer under the related Trust Agreement.

Servicing Procedures

  The Receivables will be serviced by a Servicer pursuant to a Trust Agreement. Such Servicer may designate CFC or another entity to act as sub-servicer with respect to the CFC Receivables, although such designation will not relieve the Servicer from its servicing obligations with respect to such CFC Receivables. Each Trust Agreement will require that servicing of the Receivables by the Servicer shall generally be carried out in the same manner in which it services receivables and vehicles held for its own account. In performing its duties thereunder, the Servicer will act on behalf and for the benefit of the related Trustee, subject at all times to the provisions of the related Trust Agreement, without regard to any relationship which the Servicer or any affiliate of the Servicer may otherwise have with an Obligor.

  The Servicer, as an independent contractor on behalf of the related Trustee and for the benefit of the Securityholders and any Credit Enhancer, will be responsible for managing, servicing and administering the Receivables and enforcing and making collections on the Receivables and any insurance policies and for enforcing any security interest in any of the Vehicles, all as set forth in the related Trust Agreement. The Servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Trustee and any Credit Enhancer, with respect to distributions, providing appropriate federal income tax information for use in providing information to Securityholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the related Lender in the Vehicles.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer will covenant in each Trust Agreement that: (A) the Vehicle securing each Receivable will not be released from the security interest granted by the Contract in whole or in part, except as contemplated by such Trust Agreement;
(B) the Servicer will not impair in any material respect the rights of the Trustee or the Securityholders in the Receivables, certain rights under any agreements pursuant to which such Lender acquired such Receivables; and (C) the Servicer will not increase or decrease the amount of payments or the amount financed under a Receivable, or change the APR of a Receivable; provided, however, that the Servicer may extend any Receivable for credit-related reasons that would be acceptable to the Servicer with respect to retail installment sales or finance contracts and installment loans serviced by it for its own account in accordance with its customary standards. However, if the cumulative extensions with respect to any Receivable shall cause the term of any such Receivable to extend beyond the last day of the Collection Period immediately preceding the final scheduled distribution date with respect to the related Securities, then the Servicer shall be obligated to purchase such Receivable as of the last day of the Collection Period following the Collection Period in which the extension was made (or, at the Servicer's election, as of the last day of the Collection Period or earlier under certain circumstances).

  Unless otherwise specified in the related Prospectus Supplement, in the event of a breach by the Servicer of any covenant described above that materially and adversely affects a Receivable or the interests of the related Issuer, the Securityholders or a Credit Enhancer in such Receivable, the Servicer, unless such breach has been cured by the last day of the Collection Period following the Collection Period during which the Servicer became aware of, or received written notice of, such breach, will be required to purchase as of such day (or, at the Servicer's election, as of the last day of the Collection Period during which such breach was discovered) the Receivable from the Trustee for the Purchase Amount which shall be paid on the Determination Date in such subsequent Collection Period or earlier under certain circumstances. The purchase obligation will constitute the sole remedy available to the Securityholders or the Trustee against the Servicer for any such uncured breach.

  Each Trust Agreement will also require the Servicer to charge off a Receivable as a Defaulted Receivable in accordance with its customary standards and to follow such of its normal collection practices and procedures as it deems necessary or advisable, and that are consistent with the standard of care required by such Trust Agreement, to realize upon any Receivable. The Servicer may sell the Vehicle securing such Receivable at a judicial sale or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables." The net proceeds of such realization will be deposited into the Collection Account at the time and in the manner described above.

Servicing Compensation and Payment of Expenses

  For its servicing of the Receivables, the Servicer will be entitled to retain from collections on the Receivables a Servicing Fee in an amount as described in the related Prospectus Supplement. A portion of such Servicing Fee may be paid over by the Servicer to CFC or any other sub-servicer with respect to its sub-servicing of the CFC Receivables.

  All costs of servicing each Receivable in the manner required by the related Trust Agreement shall be borne by the Servicer, but the Servicer shall be entitled to retain, out of any amounts actually recovered with respect to any Defaulted Receivable or the Vehicles subject thereto, the Servicer's actual out-of-pocket expenses reasonably incurred with respect to such Defaulted Receivable or Vehicle.

Indemnification

  Each Trust Agreement will provide that the Servicer will defend, indemnify and hold harmless the Trustee, the Trust, the Securityholders, and any Credit Enhancer against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from the use, repossession or operation by the Servicer or any affiliate thereof of any Vehicles; provided, however, that the Servicer will have no obligation to indemnify any person or entity against any credit loss on any Receivable serviced by the Servicer in accordance with the requirements of the Trust Agreement. The Servicer will also indemnify, defend and hold harmless the related Issuer, the Trustee and its officers, directors, employees and agents, and any Credit Enhancer from and against any loss, liability, expense, damage or injury, including any judgement, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim, to the extent such loss, liability, expense, damage or injury arises out of, or is imposed upon such persons through, the willful misfeasance, bad faith or negligence of the Servicer in the performance of its duties or by reason of its reckless disregard of its obligations and duties as Servicer under the related Trust Agreement. The Bank's obligations, as Servicer, to indemnify the related Issuer and the Securityholders for acts or omissions of the Bank as Servicer will survive the removal of the Servicer but will not apply to any acts or omissions of a successor Servicer.

Evidence as to Compliance

  Except as otherwise provided in the related Prospectus Supplement, each Trust Agreement will require the Servicer to deliver an officers' certificate to the Trustee stating (i) a review of the activities of the Servicer during the period specified in the related Prospectus Supplement and of its performance under the Trust Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Trust Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

  If so specified in the related Prospectus Supplement, the Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer) to deliver to the Trustee and each holder of the Securities an annual written statement to the effect that such firm has read the monthly Servicer's certificates delivered pursuant to the related Trust Agreement with respect to such period and reviewed the servicing of the Receivables by the Servicer and that such review (1) included evaluations of servicing practices relating to automobile, light duty truck and van loans serviced for others in accordance with the requirements set forth in the Trust Agreement, and (2) except as described in the report, disclosed no exceptions or errors in the records relating to automobile, light duty truck and van loans serviced for others that, in the firm's opinion, industry practice requires such firm to report.

Certain Matters Regarding the Servicer

  Each Trust Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by such Servicer of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed such Servicer's servicing obligations and duties under such Trust Agreement.

  Each Trust Agreement will further provide that neither the Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the Trustee or the Securityholders for taking any action or for refraining from taking any action pursuant to the Trust Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Trust Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.

  Under the circumstances specified in a Trust Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under such Trust Agreement.

Servicer Default

  Unless otherwise specified in the related Prospectus Supplement, any of the following events will constitute a "Servicer Default" under a Trust Agreement:
(i) any failure by the Servicer to deliver to the Trustee on or before the Determination Date the Servicer's certificate or to deliver to the Trustee for distribution to the Securityholders any required payment, which failure continues unremedied for more than the number of days specified in the related Prospectus Supplement after written notice from (x) the Trustee, or the Holders of a specified percentage of the related Securities, in either case with the consent of any Credit Enhancer, or (y) a Credit Enhancer, if any, is received by the Servicer; (ii) any failure by the Servicer or the Bank duly to observe or perform in any material respect any other covenant or agreement of the Servicer or the Bank, as the case may be, in the Trust Agreement, which failure materially and adversely affects the rights of the Securityholders and which continues unremedied for more than the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure (x) to the Servicer or the Bank, as the case may be, by the Trustee and by the Credit Enhancer, (y) to the Servicer or the Bank, as the case may be, and to the Trustee by a specified percentage of the related Securityholders and by the Credit Enhancer or (z) to the Servicer or the Bank, as the case may be, by the Credit Enhancer; and (iii) any Insolvency Event. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations.

Removal of the Servicer

  Unless otherwise specified in the related Prospectus Supplement, the Servicer can only be removed pursuant to a Servicer Default. Unless otherwise specified in the related Prospectus Supplement, if a Servicer Default shall have occurred and be continuing, (x) with the consent of the Credit Enhancer, if any, either the Trustee or the Securityholders evidencing more than 50% of the Security Principal Balance or (y) a Credit Enhancer may give written notice to the Servicer of the termination of all of the rights and obligations of the Servicer under the Trust Agreement. On and after the time the Servicer receives a notice of termination, the related Trustee shall be the successor in all respects to the Servicer in its capacity as servicer of the Receivables under the Trust Agreement. The Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer to act as successor to the outgoing Servicer under the Trust Agreement.

Payments on Receivables

  With respect to each series of Securities, unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit into the Collection Account all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected within two (2) business days of receipt thereof in the related collection facility, such as a lock-box account or collection account. Moneys deposited in such collection facility for Trust Property may be commingled with funds from other sources.

Pre-Funding Accounts

  A series of securities may contain a feature pursuant to which the Bank will agree to transfer Additional Receivables to the related Trust Property, following the date on which the related Securities are issued. Such a pre-funding feature may permit the acquisition of Additional Receivables that could not be delivered by the Bank or have not formally completed the origination process, in each case prior to the Closing Date. Any such agreement will require that any Receivables so transferred to the related Trust Property conform to the requirements specified therein.

  If such feature is to be utilized or the related Trust Agreement so specifies, and unless otherwise specified in the related Prospectus Supplement, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") up to 100% of the net proceeds received by the Trustee in connection with the sale of one or more Classes of Securities of the related series; the Additional Receivables will be transferred to the related Trust Property in exchange for money released to the Bank from the related Pre-Funding Account. Each such agreement or the related Trust Agreement will specify the Pre-Funding Period during which any such transfers must occur; for a Trust which elects federal income treatment as a grantor trust, the related Pre-Funding Period will be limited to three months from the date such Trust is established; for a Trust which is treated as a mere security device for federal income tax purposes, the related Pre-Funding Period will be limited to nine months from the date such Trust is established. Unless otherwise specified in the related Prospectus Supplement, each such agreement or the related Trust Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of the related Pre-Funding Period, then any remaining moneys will be applied as a mandatory prepayment of the related Class or Classes of Securities as specified in the related Prospectus Supplement.

  During the Pre-Funding Period the moneys deposited to the Pre-Funding Account will either (i) be held uninvested or (ii) will be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization and which will either mature prior to the end of the Pre-Funding Period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the related Trust as an "investment company" under the Investment Company Act of 1940, as amended.

Statements to Indenture Trustees and Trustees

  Prior to each Distribution Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Description of the Securities--Reports to Securityholders".

Amendment

  Unless otherwise specified in the related Prospectus Supplement, a Trust Agreement may be amended by agreement of the Trustee, the Bank and the Servicer at any time, without the consent of the Securityholders but with the consent of the related Credit Enhancer, if any, to cure any ambiguity or defect, to correct or supplement any provisions therein, to correct any typographical error or to add any other provisions with respect to matters or questions arising thereunder, upon receipt of an opinion of counsel to the Trustee that such amendment will not adversely affect in any material respect the interests of any Securityholder.

  Unless otherwise specified in the related Prospectus Supplement, a Trust Agreement may also be amended from time to time by the Trustee, the Bank and the Servicer with the consent of the related Credit Enhancer, if any, and Holders of Securities evidencing more than 50% of the related Security Principal Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions which are required to be made on any Security without the consent of the Holder of such Security or (b) reduce the aforesaid percentage of Securityholders required to consent to any amendment, without unanimous consent of the Securityholders.

  The Trustee will be required under a Trust Agreement to furnish
Securityholders, any Credit Enhancer and the Rating Agencies with written notice of the substance of any such amendment to the Trust Agreement promptly upon execution of such amendment.

Duties and Immunities of the Trustee

  The Trustee may resign, subject to the conditions set forth below, at any time upon written notice to the Servicer, in which event the Servicer, with the consent of any Credit Enhancer, will be obligated to appoint a successor Trustee. If no successor Trustee shall have been so appointed and have accepted such appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee. Any successor Trustee shall meet the financial and other standards for qualifying as a successor Trustee under the Trust Agreement. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Trust Agreement, or is legally unable to act, or if the Trustee is adjudicated to be insolvent. In such circumstances, the Servicer will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective without the written consent of any Credit Enhancer and until acceptance of the appointment by the successor Trustee.

  The Trust Agreement will provide that the Trustee shall prepare or shall cause to be prepared any tax returns required to be filed by the related Trust and shall promptly sign and file such returns. In addition, the Trust Agreement provides that in no event shall the Trustee be liable for any liabilities, costs or expenses of the Trust or the Securityholders under any tax law, including without limitation federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

  The Servicer will indemnify, defend and hold harmless the Trustee, its officers, directors, employees and agents and any Credit Enhancer from and against any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee or its officers, directors, employees or agents and arising out of or in connection with the acceptance or administration by the Trustee of its duties pursuant to the Trust Agreement, as applicable, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties under the Trust Agreement.

Termination

  With respect to each series of Securities, unless otherwise specified in the related Prospectus Supplement, the obligations of the Servicer, the Bank and the applicable Trustee pursuant to the related Trust Agreement will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and (ii) the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to such Trust Agreement. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted, unless otherwise specified in the related Prospectus Supplement, at its option to purchase the related Trust Property, as of the end of any Collection Period immediately preceding a Distribution Date, if the Pool Balance of the related Contracts is less than a specified percentage (set forth in the related Prospectus Supplement) of the initial Pool Balance in respect of such Trust Property, all such remaining Receivables (at the price specified in the related Prospectus Supplment) as of the end of such Collection Period, together with any related Reimbursement Amounts. The related Securities will be redeemed following such purchase.

  If and to the extent provided in the related Prospectus Supplement with respect to the Trust Property, the applicable Trustee will solicit bids for the purchase of the Receivables remaining in such Trust Property, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust Property will be sold to the highest bidder.

  As more fully described in the related Prospectus Supplement, any outstanding Securities of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Securityholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement may affect the prepayment of the Securities of such series.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

General

  The transfer of Receivables and other property by the Bank to the Trust pursuant to the related Trust Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the Uniform Commercial Code (the "UCC") as in effect in various states. As specified in each Prospectus Supplement, the Bank will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Receivable for new value in the ordinary course of its business, without actual knowledge of the Trustee's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trust. As further specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trustee.

Security Interest in Vehicles

  Retail installment sale or finance contracts and installment loans such as the Receivables evidence the credit sale of automobiles, light duty trucks and vans by dealers to obligors; the contracts and the installment loan and security agreements also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In the jurisdictions in which most of the Vehicles are expected to be located, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title and, in certain jurisdictions, by delivery of the certificate of title to the secured party. Each Receivable prohibits the sale or transfer of the Vehicle without the consent of the applicable Lender.

  Pursuant to each Trust Agreement, the related Lender will assign its security interests in the Vehicles to the Trustee. However, because of the administrative burden and expense, neither the Lender nor the Trustee will amend or endorse any certificate of title to identify the Trustee as the new secured party on the certificates of title relating to the Vehicles. Also, unless otherwise specified in the related Prospectus Supplement, the Bank, as Servicer, will continue to hold any certificates of title relating to the Vehicles in its possession as custodian for the Trustee pursuant to the related Trust Agreement.

  Under the laws of certain states, such an assignment of security interests may not be sufficient to convey to the Trustee perfected security interests in the Vehicles.

  Because the Trustee will not be identified as the secured party on the certificate of title, the security interest of the Trustee in the vehicle could be defeated in certain circumstances. In the absence of fraud or forgery by the vehicle owner or the related Lender, or administrative error by state or local agencies or the related Lender, the notation of the lien of the related Lender on the certificates should be sufficient to protect the Trustee against the right of subsequent purchasers of a Vehicle or subsequent lenders who take a security interest in a Vehicle. If there are any Vehicles as to which the related Lender failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the Bank's warranties under the Trust Agreement and would create an obligation of the Bank to repurchase the related Receivable unless the breach is cured.

  Under the laws of most states, the perfected security interest in a vehicle continues for four months after a vehicle is moved to a state other than the state which issued the certificate of title and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re- registration could defeat perfection.

  In the ordinary course of servicing receivables, the Bank takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, a majority of states require surrender of a certificate of title to issue a certificate of title in the name of the purchaser. In such states the Bank must surrender possession of the certificate of title, if it holds the certificate of title, and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Trust Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the Vehicles.

  Under the laws of most states, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a Vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle.

  The Bank will represent that, as of the Closing Date, each security interest in a Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such Vehicle. However, liens for repairs or taxes, or the confiscation of a Vehicle, could arise or occur at any time during the term of a Receivable. No notice will be given to the Trustee or Securityholders in the event such a lien arises or confiscation occurs.

Repossession

  In the event of default by an Obligor, the holder of the related retail installment sale or finance contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the related financed vehicle. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order is obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and give the debtor a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the Obligor to receive prior notice).

Notice of Sale; Redemption Rights

  The UCC and other state laws require a secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and/or various substantive timing and content requirements on such notices. In most states, under certain circumstances after a financed vehicle has been repossessed, the Obligor may redeem the collateral by paying the delinquent installments and other amounts due. The Obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses or in some other states, by payment of delinquent installments on the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

  The proceeds of resale of the Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of such indebtedness will exceed such proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor's loan; however, in some states, a creditor may not seek a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price below some requisite dollar amount. Some states impose prohibitions or limitations or notice requirements on actions for deficiency judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

  Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no such lienholder exists or if there are remaining funds, the UCC requires the creditor to remit the surplus to the Obligor under the contract.

Consumer Protection Laws

  Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sale acts, state "lemon" laws and other similar laws. In addition, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trustee to enforce consumer finance contracts such as the Receivables.

  The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting any assignee of the seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the Obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the Obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. To the extent that the Receivables will be subject to the requirements of the FTC Rule, the Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the related Vehicle may assert against the seller of such Vehicle. Such claims will be limited to a maximum liability equal to the amounts paid by the Obligor under the related Receivable.

  Under most state vehicle dealer licensing laws, sellers of automobiles, light duty trucks and vans are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade

Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Vehicle, the Obligor may be able to assert a defense against the seller of the Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the Servicer would pursue on behalf of the Trust any reasonable remedies against the seller or manufacturer of the vehicle, subject to certain limitations as to the expense of any such action specified in the related Trust Agreement.

  Any loss relating to any such claim, to the extent not covered by a withdrawal from a reserve account or from a payment under an insurance policy or other Credit Enhancement could result in losses to the Securityholders. If an Obligor were successful in asserting any such claim or defense as described in this paragraph or the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the related Trust Agreement and would create an obligation of the Bank to reacquire the related Receivable unless the breach were cured.

  Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

  In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the 14th Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

Soldiers' and Sailors' Civil Relief Act of 1940

  Under the terms of the Relief Act, an Obligor who enters military service after the origination of such Obligor's Receivable (including an Obligor who was in reserve status and is called to active duty after origination of the Receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Obligors who enter military service (including reservists who are called to active duty) after origination of the related Receivable, no information can be provided as to the number of loans that may be effected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Receivables, would result in a reduction of the amounts distributable to the holders of the related Securities, and would not be covered by any form of Credit Enhancement provided in connection with the related series of Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Receivable during the Obligor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Receivable which goes into default, there may be delays in payment and losses on the related Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Receivables resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders of the related series.

Other Limitations

  In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by Credit Enhancement (as specified in each Prospectus Supplement), could result in losses to the related Securityholders.

                          CERTAIN TAX CONSIDERATIONS

  The Prospectus Supplement for each series of Securities (or Class thereof) offered hereby and by the related Prospectus Supplement will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                             ERISA CONSIDERATIONS

  The Prospectus Supplement for each series of Securities (or Class thereof) offered hereby and by the related Prospectus Supplement will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.

                            METHODS OF DISTRIBUTION

  The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Bank from such sale.

  The Bank intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

    1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, including sales to trusts with respect to which the underwriters may act as depositor and may from time to time repurchase Securities for resale to the public;

    2. By placements by the Bank with institutional investors through dealers;

    3. By direct placements by the Bank with institutional investors; and

    4. By competitive bid.

  In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Receivables (and other assets, if applicable) that would comprise the Trust Property in respect of such Securities.

  If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriters will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

  In connection with the sale of the Securities, underwriters may receive compensation from the Bank or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Bank and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the Bank.

  It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Bank will indemnify the several underwriters and the underwriters will indemnify the Bank against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

  The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Bank and purchasers of Securities of such series.

  Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                LEGAL OPINIONS

  Certain legal matters relating to the issuance of the Securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by counsel specified in the related Prospectus Supplement.

                                INDEX OF TERMS

  Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

Accrual Securities..........................................................   6
Actuarial Contracts.........................................................  18
Additional Receivables......................................................   9
Additional Yield Maintenance Amount.........................................  30
Affiliate...................................................................   1
APR.........................................................................  10
Bank........................................................................   1
Cede........................................................................  10
Cedel.......................................................................  10
CEDEL Participants..........................................................  24
Certificateholders..........................................................  25
Certificates................................................................   1
CFC.........................................................................   1
Class.......................................................................   1
Closing Date................................................................  17
Code........................................................................  11
Collection Account..........................................................  28
Collection Period...........................................................   7
Commission..................................................................   2
Commodity Indexed Securities................................................  27
Contracts...................................................................   1
Cooperative.................................................................  24
Credit Enhancement..........................................................   8
Credit Enhancer.............................................................  15
Currency Indexed Securities.................................................  27
Cut-Off Date................................................................  16
Definitive Securities.......................................................  25
Depositaries................................................................  22
Determination Date..........................................................  29
Distribution Account........................................................  28
Distribution Date...........................................................   6
DTC.........................................................................   3
Eligible Deposit Account....................................................  29
Eligible Institution........................................................  29
Eligible Investments........................................................  29
ERISA.......................................................................  11
Euroclear...................................................................  10
Euroclear Operator..........................................................  24
Euroclear Participants......................................................  24
Exchange Act................................................................   2
Face Amount.................................................................  27
FASIT.......................................................................   2
FDIA........................................................................  13
FDIC........................................................................  13
Fixed Income Securities.....................................................   5
FTC Rule....................................................................  39
High Yield Interests........................................................  11
Indenture...................................................................   4

Index.......................................................................  27
Indexed Commodity...........................................................  27
Indexed Currency............................................................  27
Indexed Principal Amount....................................................  27
Indexed Securities..........................................................  27
Indirect Participants.......................................................  23
Insolvency Event............................................................  34
Interest Rate...............................................................   2
Investment Company Act......................................................   4
Investment Earnings.........................................................  29
Issuer......................................................................   1
Lender......................................................................  16
Master Trust................................................................   8
Master Trust Agreement......................................................   8
Master Trust New Issuance...................................................  30
Noteholders.................................................................  25
Notes.......................................................................   1
Original Security Principal Balance.........................................  26
OTS.........................................................................  20
Participants................................................................  22
Pass-Through Rate...........................................................   2
Pool Balance................................................................   8
Pool Factor.................................................................  19
Pooling Agreement...........................................................   4
Pre-Funding Account.........................................................   9
Pre-Funding Period..........................................................   9
Prepayment..................................................................  15
Prospectus Supplement.......................................................   1
Purchase Amount.............................................................  29
Rating Agencies.............................................................  11
Ratings Effect..............................................................  14
Receivable File.............................................................  31
Receivables.................................................................   1
Regular Interests...........................................................  11
Record Date.................................................................   6
Registration Statement......................................................   2
Reimbursement Amounts.......................................................  26
Relief Act..................................................................  15
Required Rate...............................................................  10
Residual Interest...........................................................   8
Rule of 78s.................................................................  17
Rule of 78s Contracts.......................................................  17
Rules.......................................................................  23
SAIF........................................................................  20
Securities..................................................................   1
Securities Act..............................................................   2
Security Principal Balance..................................................  26
Securityholders.............................................................   6
Senior Securities...........................................................   6
Servicer....................................................................   1
Servicer Default............................................................  34
Servicing Agreement.........................................................   4

Simple Interest Contracts...................................................  18
Stock Index.................................................................  27
Stock Indexed Securities....................................................  27
Strip Securities............................................................   6
Subordinate Securities......................................................   6
Terms and Conditions........................................................  24
Trust.......................................................................   1
Trust Accounts..............................................................  29
Trust Agreement.............................................................   5
Trust Property..............................................................   1
Trustee.....................................................................   4
UCC.........................................................................  37
Vehicles....................................................................   1
Yield Maintenance Agreement.................................................  30
Yield Maintenance Amount....................................................  10

                                    ANNEX I

           GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENT PROCEDURES

  Except in certain limited circumstances, the globally offered Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depository which in turn will hold such positions in their accounts as DTC Participants. Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed certificates issues in same-day funds.

  Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between a DTC Seller and CEDEL or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depository to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual prodecures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depository, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). In the event that the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

  Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem;

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

  A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on debt issued in registered form by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

  Exemption for Non-U.S. Persons with Effectively Connected Income (Form
4224). A Non-U.S. Person (as defined below), including a corporation or bank that is a Non-U.S. Person, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on the Income Effectively Connected with the Conduct of a Trade or Business in the United States). Form 4224 may also be filed by the Certificate Owner's Agent.

  Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

  Exemption for U.S. Persons (W-9). Generally, U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. Owners of Global Securities or, in the case of a Form 1001 or a Form 4224 filer, their agent, file by submitting the appropriate form to the person through whom they hold (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one taxable year of the Owner.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income, or (iv) a trust if a court within the United States can exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                  $349,390,000

                   Chevy Chase Auto Receivables Trust 2000-1

                         [CHEVY CHASE BANK, F.S.B LOGO]
                              Seller and Servicer

                  Auto Receivables Backed Notes, Series 2000-1

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------

                              Salomon Smith Barney

                           Deutsche Banc Alex. Brown

                               J.P. Morgan & Co.

    You should rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the securities offered hereby in any state where the offer is not permitted.

                                 June 13, 2000